Exhibit 10.1

EXECUTION VERSION

AMENDMENT AGREEMENT, dated as of September 30, 2021 (this “Amendment”), relating to the THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 12, 2018 (as amended by Amendment No. 1 dated May 6, 2020, and as further amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among LEGGETT & PLATT, INCORPORATED, a Missouri corporation (the “Borrower”), the LENDERS from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, pursuant to the Existing Credit Agreement, on the Effective Date (as defined in the Existing Credit Agreement), (a) certain Lenders (the “Existing Revolving Lenders”) provided Revolving Commitments (as defined in the Existing Credit Agreement) (the “Existing Revolving Commitments”) under the Revolving Facility (as defined in the Existing Credit Agreement) (the “Existing Revolving Facility”) to the Borrower and (b) certain Lenders made Tranche A Term Loans (as defined in the Existing Credit Agreement) to the Borrower;

WHEREAS, prior to the date hereof, the Borrower repaid in full the Tranche A Term Loans, including any accrued and unpaid interest thereon;

WHEREAS, the Borrower desires to (a) obtain a new revolving facility in an aggregate amount of $1,200,000,000 (the “New Revolving Facility”) and (b) amend and restate the Existing Credit Agreement (as so amended and restated, the “Amended and Restated Credit Agreement”) to (i) establish the New Revolving Facility on the terms and subject to the conditions set forth in the Amended and Restated Credit Agreement and (ii) effect certain other changes to the Existing Credit Agreement as set forth in the Amended and Restated Credit Agreement; and

WHEREAS, (a) the New Revolving Facility will replace in full the Existing Revolving Facility, (b) the proceeds of New Revolving Loans (as defined herein) borrowed on the Amendment Effective Date (as defined herein), if any, shall be used, together with cash on hand at the Borrower, (i) to repay or refinance in full all outstanding amounts under the Existing Credit Agreement as of the Amendment Effective Date and (ii) to pay fees and expenses in connection with the transactions described herein, and (c) the proceeds of New Revolving Loans borrowed on or after the Effective Date may be used to provide ongoing working capital and for other general corporate purposes of the Borrower and its Subsidiaries (the transactions described in this recital and the immediately preceding recital, the “Transactions”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the recitals hereto) have the meanings assigned to them in the Existing Credit Agreement or in the Amended and Restated Credit Agreement, as the context requires. The rules of interpretation set forth in Section 1.03 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis

SECTION 2. Amendment and Restatement of the Existing Credit Agreement. Subject to the satisfaction of the conditions to effectiveness set forth in Section 5 hereof, effective as of the Amendment Effective Date, the Existing Credit Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit A hereto.

SECTION 3. New Revolving Commitments.

(a) Subject to the terms and conditions set forth herein, each Person that has executed and delivered a signature page to this Amendment as a “New Revolving Lender” (each, a “New Revolving Lender”) hereby agrees, severally and not jointly, to provide to the Borrower on the Amendment Effective Date a commitment under the New Revolving Facility in the amount set forth opposite such Person’s name on Schedule I hereto (each, a “New Revolving Commitment”) on the terms and subject to the conditions set forth herein and in the Amended and Restated Credit Agreement.

(b) By delivering a signature page to this Amendment, each New Revolving Lender shall be deemed to have agreed and consented to the amendment and restatement of the Existing Credit Agreement as contemplated hereby and to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Lenders on the Amendment Effective Date.

(c) Subject to the terms and conditions set forth herein, (i) upon the effectiveness of this Amendment, all Existing Revolving Commitments in effect under the Existing Credit Agreement immediately prior to the effectiveness of this Amendment will be terminated, (ii) on the Amendment Effective Date, the Borrower shall pay to the Administrative Agent, for the respective accounts of the applicable Lenders, (A) the unpaid principal amount of any Revolving Loans and Swingline Loans, in each case, outstanding immediately prior to the effectiveness of this Amendment and (B) all unpaid interest, fees and other amounts accrued to the Amendment Effective Date with respect to (1) the Existing Revolving Commitments in effect immediately prior to the effectiveness of this Amendment and (2) any Revolving Loans and Swingline Loans, in each case, outstanding immediately prior to the effectiveness of this Amendment and (iii) on the Amendment Effective Date, the Borrower shall pay to the Exiting Revolving Lenders (as defined herein) the amounts, if any, payable under Section 2.16 of the Existing Credit Agreement as a result of the prepayment of Revolving Loans pursuant to clause (ii)(A) of this paragraph (c), if any. Each New Revolving Lender party hereto that had an Existing Revolving Commitment immediately prior to the effectiveness of this Amendment hereby waives any payment of any amounts pursuant to Section 2.16 of the Existing Credit Agreement as a result of the Transactions. The Administrative Agent and each New Revolving Lender with Existing Revolving Commitments hereby waive (x) the requirement that the Borrower provide advance notice of the prepayment of any Revolving Loans pursuant to Section 2.11(d) of the Existing Credit Agreement and (y) the requirement that the Borrower provide advance notice of the termination of any Existing Revolving Commitments pursuant to Section 2.09(c) of the Existing Credit Agreement.

(d) Each Letter of Credit outstanding immediately prior to the effectiveness of this Amendment shall constitute a Letter of Credit issued pursuant to the Amended and Restated Credit Agreement and each New Revolving Lender shall be deemed to have acquired a participation in each such Letter of Credit as set forth in Section 2.06 of the Amended and Restated Credit Agreement.

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SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to such other parties that, on and as of the Amendment Effective Date:

(a) This Amendment has been duly authorized, executed and delivered by the Borrower and this Amendment and the Amended and Restated Credit Agreement constitute the Borrower’s legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) After giving effect to this Amendment and the Transactions, the representations and warranties set forth in Article III of the Amended and Restated Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date (except for any representation and warranty that is qualified by materiality or Material Adverse Effect, which representation and warranty shall be true and correct in all respects) except to the extent such representations and warranties relate specifically to another date in which case such representations and warranties shall be true and correct as of such earlier date.

(c) On the Amendment Effective Date, after giving effect to this Amendment and the Transactions, no Default or Event of Default has occurred and is continuing.

SECTION 5. Effectiveness. The amendment of the Existing Credit Agreement as contemplated by this Amendment and the New Revolving Facility (each as defined in the Amended and Restated Credit Agreement) shall become effective on the date (the “Amendment Effective Date”) on which the following conditions shall have been satisfied or waived in accordance with Section 8.02 of the Existing Credit Agreement:

(a) The Administrative Agent shall have received duly executed counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, the Required Lenders (as defined in the Existing Credit Agreement), each New Revolving Lender and the Administrative Agent.

(b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated as of the Amendment Effective Date) covering such matters relating to the Borrower or the Loan Documents as the Administrative Agent shall reasonably request from each of (i) Latham & Watkins LLP, as New York Counsel to the Borrower, and (ii) internal legal counsel of the Borrower.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of Borrower, the authorization of the execution, delivery and performance of the Loan Documents and any other legal matters relating to the Borrower or the Loan Documents as the Administrative Agent may request, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

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(d) The Administrative Agent shall have received, in immediately available funds and to the extent provided in Section 8.03 of the Amended and Restated Credit Agreement, payment of all costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with this Amendment, the Existing Credit Agreement and the Amended and Restated Credit Agreement or the Transactions and thereby.

(e) The representations set forth in Section 4 of this Amendment shall be true and correct on and as of the Amendment Effective Date and the Administrative Agent shall have received a certificate of an authorized officer of the Borrower, dated the Amendment Effective Date, to such effect.

(f) The Arrangers shall have received all documentation and other information requested by them in writing to the Borrower at least 10 Business Days prior to the Amendment Effective Date that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(g) The Administrative Agent shall have received a certificate in the form of Exhibit F from the Borrower executed by its chief financial officer, certifying that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent.

(h) The Administrative Agent shall notify the Borrower and the New Revolving Lenders of the Amendment Effective Date and such notice shall be conclusive and binding.

SECTION 6. Effect of Amendment. Except as expressly set forth herein and in the Amended and Restated Credit Agreement, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights or remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a “Loan Document” for all purposes of the Amended and Restated Credit Agreement and the other Loan Documents. On and after the Amendment Effective Date, any reference to the Existing Credit Agreement contained in the Loan Documents shall mean the Amended and Restated Credit Agreement.

SECTION 7. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Amendment and the Transactions, including reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the Transactions shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

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SECTION 9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LEGGETT & PLATT, INCORPORATED,

by	/s/ Jeffrey L. Tate
Name: Jeffrey L. Tate
Title: Executive Vice President and Chief Financial Officer

by	/s/ Andrew C. Bender
Name: Andrew C. Bender
Title: Vice President and Treasurer

[SIGNATURE PAGE TO LEGGETT & PLATT AMENDMENT]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, a New Revolving Lender, an Issuing Bank and the Swingline Lender

by	/s/ Will Price
Name: Will Price
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a New Revolving Lender and an Issuing Bank

by	/s/ Kara Treiber
Name: Kara Treiber
Title: Director

U.S. BANK NATIONAL ASSOCIATION,
as a New Revolving Lender and an Issuing Bank

by	/s/ Joseph Harris
Name: Joseph Harris
Title: Officer

MUFG BANK, LTD.,
as a New Revolving Lender and an Issuing Bank

by	/s/ Lillian Kim
Name: Lillian Kim
Title: Director

BANK OF AMERICA, N.A.,
as a New Revolving Lender and an Issuing Bank

by	/s/ Jason Payne
Name: Jason Payne
Title: Senior Vice President

[SIGNATURE PAGE TO LEGGETT & PLATT AMENDMENT]

PNC BANK, NATIONAL ASSOCIATION
as a New Revolving Lender

by	/s/ Matt Corcoran
Name: Matt Corcoran
Title: Senior Vice President

TRUIST BANK,
as a New Revolving Lender

by	/s/ J. Matthew Rowand
Name: J. Matthew Rowand
Title: Director

BMO HARRIS BANK
as a New Revolving Lender

by	/s/ Samuel Dean
Name: Samuel Dean
Title: Director

THE TORONTO-DOMINION BANK,
as a New Revolving Lender

by	/s/ Maurice Moffett
Name: Maurice Moffett
Title: AVP, Commercial National Accounts

by	/s/ Ankit Naz
Name: Ankit Naz
Title: Senior Analyst, Commercial National Accounts

[SIGNATURE PAGE TO LEGGETT & PLATT AMENDMENT]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH
as a New Revolving Lender

by	/s/ Cara Younger
Name: Cara Younger
Title: Executive Director

by	/s/ Miriam Trautmann
Name: Miriam Trautmann
Title: Senior Vice President

SVENSKA HANDELSBANKEN AB (PUBL), NEW YORK BRANCH
as a New Revolving Lender

by	/s/ Anna Gustafsson
Name: Anna Gustafsson
Title: Senior Vice President

by	/s/ Nancy D’Albert
Name: Nancy D’Albert
Title: Vice President

ARVEST BANK,
as a New Revolving Lender

by	/s/ Jacob Fauvergue
Name: Jacob Fauvergue
Title: Vice President

[SIGNATURE PAGE TO LEGGETT & PLATT AMENDMENT]

SCHEDULE I

COMMITMENTS

New Revolving Lender	New Revolving Commitment
JPMorgan Chase Bank, N.A.	$155,000,000.00
Wells Fargo Bank, National Association	$130,000,000.00
U.S. Bank National Association	$130,000,000.00
MUFG Bank, Ltd.	$130,000,000.00
Bank of America, N.A.	$130,000,000.00
PNC Bank, National Association	$105,000,000.00
Truist Bank	$105,000,000.00
BMO Harris Bank, N.A.	$75,000,000.00
The Toronto Dominion Bank	$75,000,000.00
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$75,000,000.00
Svenska Handelsbanken AB (PUBL) New York Branch	$45,000,000.00
Arvest Bank	$45,000,000.00
Total	$1,200,000,000.00

EXHIBIT A

Amended and Restated Credit Agreement

EXECUTION VERSION

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

September 30, 2021

among

Leggett & Platt, Incorporated,

the Lenders party hereto

and

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

J.P.Morgan

JPMORGAN CHASE BANK, N.A.,

WELLS FARGO SECURITIES, LLC,

U.S. BANK NATIONAL ASSOCIATION

MUFG BANK, LTD.,

and

BOFA SECURITIES, INC.

as Joint Bookrunners and Joint Lead Arrangers

with

WELLS FARGO BANK, NATIONAL ASSOCIATION,

U.S. BANK NATIONAL ASSOCIATION,

MUFG BANK, LTD.,

and

BANK OF AMERICA, N.A.

as Co-Syndication Agents

and

PNC BANK, NATIONAL ASSOCIATION

and

TRUIST BANK

as Co-Documentation Agents

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LIST OF SCHEDULES AND EXHIBITS

SCHEDULES:

Schedule 1.01	–	Existing Letters of Credit

Schedule 2.01	–	Commitments

Schedule 2.01A	–	Letter of Credit Commitment

Schedule 5.03	–	Borrower’s Website

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption

Exhibit B	–	[RESERVED]

Exhibit C	–	[RESERVED]

Exhibit D-1	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are

Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit D-2	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That

Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit D-3	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That

Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit D-4	–	Form of U.S. Tax Certificate (For Foreign Lenders That Are Partnerships

For U.S. Federal Income Tax Purposes)

Exhibit E	–	[RESERVED]

Exhibit F	–	Form of Solvency Certificate

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FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 30, 2021 (the “Agreement”), among LEGGETT & PLATT, INCORPORATED, a Missouri corporation, as the Borrower, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as the Administrative Agent.

Leggett & Platt, Incorporated, as the borrower, JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto have entered into a Third Amended and Restated Credit Agreement, dated as of December 12, 2018 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

The Borrower and the parties hereto wish to amend and restate the Existing Credit Agreement, subject to the terms and conditions set forth herein and in the Amendment Agreement (as defined herein).

In consideration of mutual covenants and agreements herein and therein contained, the parties hereto covenant and agree to amend and restate the Existing Credit Agreement in its entirety as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars.

“Acquisition” means any acquisition, or series of related acquisitions, of property that constitutes (a) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (b) all or substantially all of the Equity Interests in a Person.

“Additional Lender” has the meaning assigned to such term in Section 2.22(c).

“Adjusted CDOR Rate” means, with respect to any Fixed Rate Borrowing denominated in Canadian Dollars for any Interest Period, an interest rate per annum equal to (a) the CDOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted EURIBOR Rate” means, with respect to any Fixed Rate Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted Fixed Rate” means, as of any day, an interest rate per annum equal to the Adjusted LIBO Rate, the Adjusted EURIBOR Rate, the Adjusted CDOR Rate or the Peso Rate, as applicable.

“Adjusted LIBO Rate” means, with respect to any Fixed Rate Borrowing denominated in Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (and its subsidiaries and affiliates) in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” has the meaning assigned to such term in Section 8.01(e)(ii).

“Agent-Related Person” has the meaning assigned to such term in Section 8.03(d).

“Aggregate Outstanding Credit” means, at any time, an amount equal to the sum of the Revolving Exposures of all Revolving Lenders plus the aggregate Dollar Equivalent principal amount of outstanding Competitive Loans, in each case, at such time.

“Aggregate Revolving Commitment” means the sum of the Revolving Commitments of all the Revolving Lenders.

“Agreed Currencies” means Dollars and each Alternative Currency.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the purposes of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the LIBO Interpolated Rate) at approximately 11:00 a.m. London time on such day. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the NYFRB Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, then the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Alternative Currency” means (i) with respect to any Loan or any Letter of Credit, Euros, British Pounds Sterling, Mexican Pesos, Canadian Dollars and Swiss Francs, (ii) with respect to any Letter of Credit, any additional currency requested by the Borrower and approved in writing by the applicable Issuing Bank and the Administrative Agent at the time such Letter of Credit is issued, and (iii) with respect to any Loan, any additional currency requested by the Borrower and approved in writing by the Administrative Agent and each Lender; provided that such currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into Dollars.

“Amendment Agreement” means the Amendment Agreement, dated as of September 30, 2021, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Ancillary Document” has the meaning assigned to such term in Section 8.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the sum of the Revolving Commitments of all the Revolving Lenders represented by such Lender’s Revolving Commitment; provided that for purposes of Section 2.23 when a Defaulting Lender that is a Revolving Lender shall exist, “Applicable Percentage” shall mean the percentage of the sum of the Revolving Commitments of all other Revolving Lenders (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any Loan that is an ABR Loan, a Fixed Rate Revolving Loan, an RFR Revolving Loan or a CBR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Fixed Spread”, “RFR Spread”, “CBR Spread” or “Commitment Fee Rate”, as the case may be, based upon the higher of the ratings by S&P and Moody’s, respectively, applicable on such date to the Index Debt. In the event the ratings for the Index Debt fall within different ratings categories, the Applicable Rate shall (a) be based on the higher of such ratings if there is only one category difference between such ratings or (b) be based on the category that is one level lower than the highest of such ratings if there is more than one category difference between such ratings.

Ratings for Index Debt	ABR Spread	Fixed / RFR / CBR Spread	Commitment Fee Rate
>= A+ / A1	0.000%	0.750%	0.060%
= A / A2	0.000%	0.875%	0.070%
= A- / A3	0.000%	1.000%	0.090%
= BBB+ / Baa1	0.125%	1.125%	0.110%
= BBB / Baa2	0.250%	1.250%	0.150%
< BBB / Baa2	0.375%	1.375%	0.200%

For purposes of the foregoing, if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Arrangers” means JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, U.S. Bank National Association, MUFG Bank, Ltd. and BofA Securities, Inc. in their capacities as the joint bookrunners, the joint lead arrangers and/or syndication agents for the credit facilities provided for herein.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 8.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Borrower and the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed (and not thereafter reinstated) from the definition of “Interest Period” pursuant to clause (f) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Fixed Rate Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency or in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in (3) below:

(1) in the case of any Loan denominated in Dollars, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) in the case of any Loan denominated in Dollars, the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Borrower shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.14(c); or

(4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” means Leggett & Platt, Incorporated, a Missouri corporation.

“Borrowing” means (a) Revolving Loans, Term Loans and Swingline Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Fixed Rate Loans, as to which a single currency and Interest Period is in effect and (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing, Term Borrowing or a Swingline Borrowing.

“British Pounds Sterling” or “Sterling” means the lawful money of the United Kingdom.

“Business Day” means any day that satisfies each of the following, as applicable, (a) any day (other than a Saturday or a Sunday) on which banks are open for business in New York City, (b) in relation to Loans denominated in Sterling and in relation to the calculation or computation of LIBOR, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (c) in relation to Loans, or LC Disbursements which are the subject of a borrowing, denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (d) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day and (e) in relation to Loans denominated in any other Agreed Currency or any interest rate settings, fundings, disbursements, settlements or payments of any CBR Loan, any date on which dealings in the applicable Agreed Currency are carried on in the principal financial center of such Agreed Currency.

“Canadian Dollars” means the lawful currency of Canada.

“Capitalized Lease” means any lease of real or personal property the obligation for Rentals with respect to which is, or is required to be, capitalized for financial reporting purposes under GAAP, but subject to Section 1.04, provided that, there shall be excluded from Capitalized Leases all leases of automotive equipment, other rolling stock and office equipment.

“Cash Collateral” has the meaning assigned to such term in Section 2.06(c).

“Cash Pooling Arrangements” means cash pooling arrangements maintained by the foreign Subsidiaries of the Borrower in the ordinary course of business in order to manage cash and investments for such Subsidiaries.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CDOR Interpolated Rate” means, at any time, with respect to any Fixed Rate Borrowing denominated in Canadian Dollars and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the CDOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the CDOR Screen Rate for the longest period (for which the CDOR Screen Rate is available) that is shorter than the Impacted CDOR Rate Interest Period; and (b) the CDOR Screen Rate for the shortest period (for which the CDOR Screen Rate is available) that exceeds the Impacted CDOR Rate Interest Period, in each case, at such time; provided that, if any CDOR Interpolated Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“CDOR Rate” means, with respect to any Fixed Rate Borrowing denominated in Canadian Dollars and for any Interest Period, the CDOR Screen Rate at approximately 10:15 a.m., Toronto, Ontario time, on the first day of such Interest Period (and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:15 a.m., Toronto, Ontario time to reflect any error in the posted rate of interest or in the posted average annual rate of interest)), rounded to the nearest 1/100th of 1% (with .005% being rounded up); provided that if the CDOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted CDOR Rate Interest Period”), then the CDOR Rate shall be the CDOR Interpolated Rate.

“CDOR Screen Rate” means, for any day and time, with respect to any Fixed Rate Borrowing denominated in Canadian Dollars and for any Interest Period, the annual rate of interest equal to the average rate applicable to Canadian dollar Canadian bankers’ acceptances for the applicable Interest Period that appears on the “Reuters Screen CDOR Page” as defined in the ISDA Definitions (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion); provided that, if the CDOR Screen Rate shall be less than 0.00%, the CDOR Screen Rate shall be deemed to be 0.00% for purposes of this Agreement.

“Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (c) Swiss Francs, the policy rate of the Swiss National Bank (or any successor thereto) as published by the Swiss National Bank (or any successor thereto) from time to time and (d) any other Alternative Currency, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) 0.00%; plus (B) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, (c) Swiss Francs, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SARON for the five most recent RFR Business Days preceding such day for which SARON was available (excluding, from such averaging, the highest and the lowest SARON applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Swiss Francs in effect on the last RFR Business Day in such period, and (d) any other Alternative Currency, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Euros for a maturity of one month (or, in the event the EURIBOR Screen Rate for deposits in Euros is not available for such maturity of one month, shall be based on the EURIBOR Interpolated Rate as of such time); provided that if such rate shall be less than 0.00%, such rate shall be deemed to be 0.00%.

“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.17(b), by any lending office of such Lender or by such Lender’s or any Issuing Bank’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Term Loans, Competitive Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment or a Commitment in respect of any Incremental Term Loans and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class. Incremental Term Loans that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also include the income tax regulations promulgated thereunder, whether final or temporary.

“Commitment” means with respect to any Lender at any time, such Lender’s Revolving Commitment or commitment in respect of any Incremental Term Loans or any combination thereof (as the context requires) at such time.

“Communications” has the meaning assigned to such term in Section 8.01(e)(ii).

“Competitive Bid” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

“Competitive Bid Rate” means, with respect to any Competitive Bid, the Variable Rate or the Set Rate, as applicable, offered by the Lender making such Competitive Bid.

“Competitive Bid Request” means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

“Competitive Loan” means a Loan made pursuant to Section 2.04.

“Competitive Loan Maturity Date” has the meaning assigned to such term in Section 2.04(a)(iv).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Liabilities” shall mean such liabilities of the Borrower and its Subsidiaries on a consolidated basis as shall be determined to constitute current liabilities under GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum for such period of (i) consolidated interest expense, (ii) consolidated income tax expense, (iii) all amounts attributable to depreciation and amortization, (iv) non-cash stock compensation, (v) all out-of-pocket fees, costs and expenses for such period in connection with the Transactions, any other acquisition, disposition, issuance or repayment of indebtedness, issuance of equity securities, refinancing transaction or amendment or other modification of or waiver or consent relating to any debt instrument, in each case not prohibited hereunder and whether or not successful, (vi) restructuring, severance and similar charges and expenses, including costs associated with discontinued operations or exiting businesses, (vii) all non-cash charges, expenses or losses, in each case, which do not represent a cash item in such period or any future period and (viii) extraordinary, unusual or non-recurring charges, expenses or losses, including litigation loss contingencies and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any non-cash gains which do not represent cash gains in such period or any future period or any extraordinary, unusual or non-recurring gains increasing Consolidated Net Income for such period, all determined on a consolidated basis in accordance with GAAP. For the purposes of calculating Consolidated EBITDA for any period, if at any time during such period the Borrower or any Subsidiary shall have made any Acquisition or Disposition, Consolidated EBITDA for such period shall be determined giving pro forma effect thereto in accordance with Section 1.06.

“Consolidated Funded Indebtedness” means, at any time, the total Indebtedness of the Borrower and the Subsidiaries (excluding (x) Indebtedness of the type described in clause (iv) of the definition of such term except to the extent of any unreimbursed drawings thereunder, (y) Indebtedness of the type described in clauses (ii) and (iii) of the definition of such term and (z) Indebtedness of the type described in clause (vi) of the definition of such term, except to the extent guaranteeing Indebtedness of another Person of the type described in clause (i), (v) or (vii) of such term) at such time (including, for the avoidance of doubt, outstanding Loans and drawn but unreimbursed Letters of Credit under this Agreement at such time and any issued and outstanding commercial paper at such time).

“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income or loss of any Person (other than the Borrower) that is not a Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period; provided, further, that subject to the provisions set forth in Section 1.04, the net income or loss for such period shall not include the cumulative effect of a change in accounting principles.

“Consolidated Total Assets” for any period means the gross book value of the assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Contract Rate” has the meaning assigned to such term in Section 8.12(a).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 8.20.

“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender or any other Lender.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to the greater of (a) for any RFR Loan denominated in (i) Sterling, SONIA for the day that is 5 Business Days prior to (A) if such RFR Interest Day is a Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day and (ii) Swiss Francs, SARON for the day that is 5 Business Days prior to (A) if such RFR Interest Day is a Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day and (b) 0.00%. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23(g) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, the Swingline Lender and each other Lender.

“Disposition” means any sale, transfer or other disposition, or series of related sales, transfers, or dispositions, of property that constitutes (a) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (b) all or substantially all of the Equity Interests in a Person.

“Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with such Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Dollars” or “US$” refers to lawful money of the United States of America.

“Early Opt-in Election” means, if the then current Benchmark with respect to Dollars is the LIBO Rate, the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the “Amendment Effective Date” as defined in the Amendment Agreement.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Entitled Person” has the meaning assigned to such term in Section 8.16.

“Environmental Judgments and Orders” means all judgments, decrees or orders entered against the Borrower or one of its Subsidiaries arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent.

“Environmental Liabilities” means any liabilities, whether accrued, contingent or otherwise, arising from any Environmental Requirements.

“Environmental Requirements” means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or any of their respective real property interests, including but not limited to any such requirement under the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs and decrees.

“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of conversion, Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR Interpolated Rate” means, at any time, with respect to any Fixed Rate Borrowing denominated in Euros and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time; provided that, if any EURIBOR Interpolated Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“EURIBOR Rate” means, with respect to any Fixed Rate Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to Euros then the EURIBOR Rate shall be the EURIBOR Interpolated Rate.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. If the EURIBOR Screen Rate shall be less than 0.00%, the EURIBOR Screen Rate shall be deemed to be 0.00% for purposes of this Agreement.

“Euro” means the single currency of the Participating Member States.

“Event of Default” has the meaning assigned to such term in Article VI.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.19(f) and (d) any withholding Taxes imposed under FATCA; provided, that, for the avoidance of doubt, for purposes of clause (b), in the case of an interest in a Loan acquired pursuant to the funding of a Commitment, such Lender shall be treated as acquiring such interest on the date such Lender acquired an interest in the Commitment pursuant to which such Loan was funded.

“Existing Credit Agreement” has the meaning assigned to such term in the Recitals.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCA” has the meaning assigned to such term in Section 1.07.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Covenant Toggle” has the meaning assigned to such term in Section 5.14.

“Financial Covenant Toggle Period” has the meaning assigned to such term in Section 5.14.

“Financial Statements” has the meaning assigned to such term in Section 3.07.

“Fixed Rate”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to an Adjusted Fixed Rate. Notwithstanding the above, to the extent that “Fixed Rate” or “Adjusted Fixed Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBO Rate, CDOR Rate, EURIBOR Rate, the Peso Rate or each Daily Simple RFR, as applicable.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is a resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Funded Debt” means the sum of:

(i) the sum of (a) all Indebtedness having a final maturity of more than 12 months from the date of determination thereof (or which is renewable or extendable at the option of the obligor for a period or periods more than 12 months from the date of creation), including (without limitation) all guaranties included in the definition of Indebtedness extending more than 12 months from the date of such guaranties; plus (b) Capitalized Leases; minus

(ii) to the extent included is the Indebtedness under clause (i) of this definition, the sum of (a) any portion of such Indebtedness which is properly included in Consolidated Current Liabilities and (b) the aggregate undrawn amount of all letters of credit issued for the account of the Borrower or any Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America, applied in accordance with the provisions of Section 1.04.

“Governmental Authority” means any nation or government, any state, department, agency or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government (including any supranational bodies such as the European Union or the European Central Bank), any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing) and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

“Hazardous Materials” includes, without limitation, (a) hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. §6901 et seq. and its implementing regulations, and amendments, or in any applicable state or local law or regulation, (b) “hazardous substance”, “pollutant”, or “contaminant” as defined in CERCLA or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof and (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

“Impacted CDOR Rate Interest Period” has the meaning assigned to such term in the definition of “CDOR Rate”.

“Impacted EURIBOR Rate Interest Period” has the meaning assigned to such term in the definition of “EURIBOR Rate.”

“Impacted LIBO Rate Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate.”

“Incremental Amount” means US$1,800,000,000.

“Incremental Extensions of Credit” has the meaning assigned to such term in Section 2.22(b).

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.22(c).

“Incremental Term Loan” has the meaning assigned to such term in Section 2.22(b).

“Indebtedness” of any corporation or other business entity shall include, without duplication, all obligations of such entity which consists of (i) debt for borrowed money, (ii) obligations secured by any lien or other charge upon property or assets owned by such entity, even though such entity has not assumed or become liable for the payment of such obligations, including obligations arising in connection with Permitted Securitization Transactions, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such entity, (iv) obligations arising under or in connection with any letter of credit, including all undrawn amounts and all amounts drawn and not reimbursed under any letter of credit (unless Cash Collateral has been provided to the Administrative Agent to secure the obligations with respect thereto in accordance with the provisions of this Agreement), (v) Synthetic Lease Obligations, (vi) all guaranties of obligations of others made by the Borrower and/or its Subsidiaries, or (vii) obligations under Capitalized Leases. “Guaranty” for purposes of this Agreement refers to all forms of undertaking to guarantee the obligations of others, by way of guaranty, suretyship or otherwise. Notwithstanding the foregoing, Indebtedness shall not include (a) money borrowed by Subsidiaries from the Borrower or from other Subsidiaries, including money borrowed by foreign Subsidiaries as a result of Cash Pooling Arrangements, (b) money borrowed by the Borrower from Subsidiaries, (c) a guaranty by the Borrower or a Subsidiary, if, in connection with the giving of the guaranty by the Borrower or Subsidiary, Indebtedness is placed on the Borrower’s balance sheet as a result of transactions with respect to which the guaranty was given or if such guaranty is a performance or completion guaranty applicable to a Subsidiary, (d) trade accounts payable and expenses arising out of or incurred in the ordinary course of business, or (e) fair value adjustments required by Accounting Standards Codification 815—Derivatives and Hedging, as amended from time to time.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 8.03(c).

“Index Debt” means senior, unsecured long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information” has the meaning assigned to such term in Section 8.11.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, (1) the last day of each March, June, September and December and (2) the Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (d) with respect to any Dollar Swingline Loan, the day that such Loan is required to be repaid, (e) with respect to any Variable Rate Loan, the last day of each March, June, September and December (or any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing) and on the related Competitive Loan Maturity Date, and (f) with respect to any Set Rate Loan, the Competitive Loan Maturity Date applicable to such Loan and, in the case of a Set Rate Loan with a Competitive Loan Maturity Date of more than three months’ duration from the date the Loan is made, each day prior to the applicable Competitive Loan Maturity Date that occurs at intervals of three months’ duration after the day such Competitive Loan is made (or any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing).

“Interest Period” means (a) with respect to any Fixed Rate Borrowing denominated in Dollars or Euros, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect, (b) with respect to any Fixed Rate Borrowing denominated in Canadian Dollars, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as the Borrower may elect and (c) with respect to any Fixed Rate Borrowing denominated in Mexican Pesos, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, U.S. Bank National Association, MUFG Bank, Ltd., Bank of America, N.A. and any other Revolving Lender that agrees to act as Issuing Bank pursuant to Section 2.06(l), each in its capacity as the issuer of one or more Letters of Credit hereunder. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. No Revolving Lender shall be required to be an Issuing Bank unless it has (a) a Letter of Credit Commitment or (b) otherwise agreed to issue one or more Letters of Credit hereunder. Each reference herein to the “Issuing Bank” shall be deemed to be a reference to each relevant Issuing Bank.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the Dollar Equivalent sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender-Related Person” has the meaning assigned to it in Section 8.03(b).

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Amendment, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption; provided, however, that Section 8.03 shall continue to apply to each such Person that ceases to be party hereto pursuant to an Assignment and Assumption as if such Person is “Lender”. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and each Issuing Bank.

“Letter of Credit” means (a) any letter of credit issued pursuant to this Agreement and (b) the letters of credit listed on Schedule 1.01 hereto, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 8.05.

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The amount of each such Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01A, or in any amendment hereto or other agreement executed by the Borrower, the Administrative Agent and such Issuing Bank, or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. As of the Effective Date, the aggregate amount of Letter of Credit Commitments is US$125,000,000.

“Leverage Ratio” means, on any date, the ratio of (a) (i) Consolidated Funded Indebtedness as of such date minus (ii) the lesser of (A) the aggregate amount of Unrestricted Cash as of such date and (B) US$750,000,000 to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“LIBO Interpolated Rate” means, at any time, with respect to any Fixed Rate Borrowing denominated in Dollars and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted LIBO Rate Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted LIBO Rate Interest Period, in each case, at such time; provided that if any LIBO Interpolated Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“LIBO Rate” means, with respect to any Fixed Rate Borrowing denominated in Dollars and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted LIBO Rate Interest Period”) then the LIBO Rate shall be the LIBO Interpolated Rate.

“LIBO Screen Rate” means, for any day and time for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars or such other relevant currency) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion), provided that if the LIBO Screen Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“LIBOR” has the meaning assigned to such term in Section 1.07.

“Lien” means any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest, security device or encumbrance of any kind (including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) in respect of property of a Person, whether now owned or hereafter acquired, or upon any income or profits therefrom.

“Limited Condition Transaction” means any transaction by one or more of the Borrower and its Subsidiaries the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“Limited Condition Transaction Revolving Commitments” has the meaning assigned in Section 2.22.

“Loan Documents” means this Agreement, including any schedules and exhibits hereto, any notes executed pursuant to Section 2.10, the Amendment Agreement, any Incremental Facility Amendment, any letter of credit applications and any written agreements executed by the Borrower and the Issuing Bank regarding the Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit and all other certificates, agreements and other documents or instruments now or hereafter executed and/or delivered pursuant to or in connection with the foregoing.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement, including pursuant to any Incremental Facility Amendment.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Revolving Exposure of all Revolving Lenders and the aggregate amount of the unused Revolving Commitment, (b) in the case of the Term Lenders of any Class, Lenders having Term Loans (or, prior to the borrowing of the applicable Term Loans, Term Commitments) of such Class representing more than 50% of the aggregate principal amount of all Term Loans (or, prior to the borrowing of the applicable Term Loans, Term Commitments) of such Class outstanding at such time and (c) in the case of the Additional Lenders of any Class of Incremental Term Loans, Additional Lenders having Incremental Term Loans (or, prior to the borrowing of the applicable Incremental Term Loans, commitments in respect of such Incremental Term Loans) of such Class representing more than 50% of the aggregate principal amount of all Incremental Term Loans (or, prior to the borrowing of the applicable Incremental Term Loans, commitments in respect of such Incremental Term Loans) of such Class outstanding at such time.

“Material Acquisition” means any Acquisition consummated after the Effective Date that (a) involves the payment of cash consideration in excess of US$350,000,000 and (b) has been designated by the Borrower as a “Material Acquisition” by written notice to the Administrative Agent.

“Material Adverse Effect” means a material adverse effect on: (i) the business operations, affairs, financial condition, assets or properties of the Borrower and its Subsidiaries taken as a whole; (ii) the ability of the Borrower to perform its obligations under this Agreement or any Loan Document; or (iii) the legality, validity or enforceability of this Agreement or any Loan Document.

“Material Subsidiary” has the meaning assigned to such term in clause (g) of Article VI.

“Maturity Date” means the Revolving Maturity Date or, with respect to Incremental Term Loans of any Class, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Amendment, as the context requires.

“Maximum Rate” has the meaning assigned to such term in Section 8.12(a).

“Mexican Pesos” means the lawful currency of Mexico.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto which is a nationally recognized rating agency.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Worth” has the meaning assigned to such term in clause (g) of Article VI.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Original Currency” has the meaning assigned to such term in Section 8.16.

“Other Benchmark Rate Election” means, with respect to any Loan denominated in Dollars, if the then-current Benchmark is the LIBO Rate, the occurrence of:

(a) a request by the Borrower to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Borrower, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and

(b) the Administrative Agent, in its sole discretion, and the Borrower jointly elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Currency” has the meaning assigned to such term in Section 8.16.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Fixed Rate borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning assigned to such term in Section 8.04(c).

“Participant Register” has the meaning assigned to such term in Section 8.04(c).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” has the meaning assigned to such term in Section 8.13.

“Payment” has the meaning set forth in Article VII.

“Payment Notice” has the meaning set forth in Article VII.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d) pledges and deposits made (i) to secure the performance of bids, trade contracts (other than for payment of Indebtedness), leases (other than Capitalized Leases or Synthetic Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (g) of Article VI;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Borrower or any Subsidiary in excess of those required by applicable banking regulations;

(h) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Borrower and the Subsidiaries in the ordinary course of business;

(i) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(j) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(l) Liens that are contractual rights of set-off;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clauses (c) and (d) above securing letters of credit, bank guarantees or similar instruments.

“Permitted Securitization Transaction” means any transaction or series of transactions intended to be structured as true sales pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to a Receivable Entity (in the case of a transfer by the Borrower or any of its Subsidiaries) and any other Person (in the case of a transfer by a Receivable Entity) any accounts receivable (whether now existing or arising in the future but excluding trade accounts receivable which are assigned by a Borrower to purchasers pursuant to supply chain accounts purchase agreements) of the Borrower or any of its Subsidiaries (and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivables and proceeds of such accounts receivable). As used in this definition, the term “Receivable Entity” means a bankruptcy remote single purpose entity that is a Subsidiary of the Borrower or another Person in which the Borrower or any Subsidiary of the Borrower makes an investment and that is established for the sole purpose of purchasing accounts receivable from the Borrower and its Subsidiaries in transactions intended to be structured as true sales.

“Person” means an individual, a corporation, a partnership, a limited liability company, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

“Peso Rate” means, with respect to any Loan denominated in Mexican Pesos, the rate per annum equal to the Equilibrium Interbank Interest Rate for a twenty-eight (28) day period (Tasa de Interes Interbancaria de Equilibrio a plazo de 28 dias), determined by Banco de México and most recently published in the Mexican Official Gazette (Diario Oficial de la Federacion) on the first Business Day of such Interest Period, which such Peso Rate shall be determined by the Administrative Agent. If the Peso Rate is not available at such time for any reason, then the “Peso Rate” shall be determined in accordance with Section 2.14; provided that if the Peso Rate is not available at such time for any reason and the Peso Rate cannot be determined in accordance with Section 2.14 for any reason, then the “Peso Rate” for the applicable Interest Period shall be the rate per annum reasonably determined by the Administrative Agent to be any other similar rate published by Banco de México which the Lenders are authorized to use pursuant to applicable law. The Peso Rate shall be determined by the Administrative Agent in good faith after taking into consideration the general market conditions for transactions of the type evidenced by this Agreement and the other Loan Documents and the particular conditions of the Lenders from time to time and consistent with its determination of the Peso Rate with respect to other credit facilities; that if such would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” means Intralinks or a substantially similar electronic transmission system.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “prime rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeding” has the meaning assigned to such term in Section 8.03(c)(i).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 8.20.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, (2) if such Benchmark is the EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA, then four Business Days prior to such setting, (4) if the RFR for such Benchmark is SARON, then five Business Days prior to such setting or (5) if such Benchmark is none of the LIBO Rate, the EURIBOR Rate, SONIA or SARON, the time determined by the Administrative Agent in its reasonable discretion.

“Refinanced Indebtedness” has the meaning assigned to such term in Section 1.06.

“Refinancing Indebtedness” has the meaning assigned to such term in Section 1.06.

“Register” has the meaning assigned to such term in Section 8.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Fixed Rate Borrowing denominated in Dollars, the LIBO Rate, (ii) with respect to any Fixed Rate Borrowing denominated in Euros, the EURIBOR Rate, (iii) with respect to any Fixed Rate Borrowing denominated in Canadian Dollars, the CDOR Rate, (iv) with respect to any Fixed Rate Borrowing denominated in Mexican Pesos, the Peso Rate or (v) with respect to any Borrowing denominated in Sterling or Swiss Francs, the applicable Daily Simple RFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any Fixed Rate Borrowing denominated in Dollars, the LIBO Screen Rate, (ii) with respect to any Fixed Rate Borrowing denominated in Euros, the EURIBOR Screen Rate or (iii) with respect to any Fixed Rate Borrowing denominated in Canadian Dollars, the CDOR Screen Rate, as applicable.

“Rentals” means all fixed rents payable by the lessee for the applicable period exclusive of any amounts required to be paid on account of maintenance, repairs, insurance, taxes, and similar charges. The term “Rentals” shall not include Rentals payable under leases between the Borrower and any Subsidiary or between any Subsidiaries.

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VI, and for all purposes after the Loans become due and payable pursuant to Article VI or the Commitments expire or terminate, then (i) as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans and (ii) the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Exposures in determining the Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of all of the Revolving Commitments.

“Revolving Borrowing” means Revolving Loans of the same Type and Agreed Currency, made, converted or continued on the same date and, in the case of Fixed Rate Loans, as to which a single Interest Period is in effect.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.04 and (c) increased from time to time pursuant to Section 2.22(a). The amount of each Lender’s Revolving Commitment as of the Effective Date is set forth on Schedule 2.01, in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment or in the Incremental Facility Amendment pursuant to which such Lender shall have assumed or increased its Revolving Commitment, as applicable. As of the Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is US$1,200,000,000.

“Revolving Commitment Fee” has the meaning assigned to such term in Section 2.12(a).

“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.22(a).

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding Dollar Equivalent principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Facility” means the revolving facility provided for herein, including the Revolving Commitments and the Revolving Loans.

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01.

“Revolving Maturity Date” means the fifth anniversary of the Effective Date. By written notice sent to the Administrative Agent and the Revolving Lenders, the Borrower may request that the then effective Revolving Maturity Date (the “Current Revolving Maturity Date”) be extended to a date one year from the then Current Revolving Maturity Date (a “Revolving Extension Request”). A Revolving Extension Request may be delivered by the Borrower to the Administrative Agent and the Revolving Lenders at any time prior to the date which is 90 days prior to the then Current Revolving Maturity Date when no Default exists. Within 30 days of the receipt by the Revolving Lenders of a Revolving Extension Request, each Revolving Lender shall provide the Administrative Agent and the Borrower with a written consent to, or a rejection of, the Borrower’s Revolving Extension Request. The decision whether to accept or reject a Revolving Extension Request shall be made by each Revolving Lender in its sole discretion based on such information as it may deem necessary and no Revolving Lender shall have any obligation to agree to any extension of the then Current Revolving Maturity Date. The failure of a Revolving Lender to respond to any Revolving Extension Request within such 30-day period shall be deemed a rejection of such request. If all the Revolving Lenders consent to a Revolving Extension Request, the Revolving Maturity Date shall be the date one year from the then Current Revolving Maturity Date as specified in a notice from the Administrative Agent. If Revolving Lenders holding 50% or less of the Revolving Exposures and unused Revolving Commitments reject a Revolving Extension Request (the “Rejecting Revolving Lenders”), then the Borrower may take one of the following actions on or before the then Current Revolving Maturity Date: (i) by written notice to each Rejecting Revolving Lender and the Administrative Agent, terminate the Commitment of each Rejecting Revolving Lender if simultaneously with such termination the Borrower pays to each Rejecting Revolving Lender all amounts owed by the Borrower to such Rejecting Revolving Lender hereunder or (ii) treat such Rejecting Revolving Lender as a Non-consenting Lender under Section 2.21(b). If the Borrower consummates either of the foregoing actions on or before the then Current Revolving Maturity Date, then the Revolving Maturity Date shall be the date one year from the then Current Revolving Maturity Date as specified in a notice from the Administrative Agent.

“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA and (b) Swiss Francs, SARON.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.

“SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website.

“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“Secured Debt” shall mean all (a) Funded Debt, Short-Term Debt and other Indebtedness secured by a mortgage, security interest, pledge, or other Lien on property or assets or by any title retention agreement, (b) all Funded Debt in respect of Capitalized Leases, and (c) the aggregate amount of uncollected accounts receivable of the Borrower subject at such time to a sale of receivables (or similar transaction, including any Permitted Securitization Transaction) regardless of whether such transaction is effected in a manner that would not be reflected on the balance sheet of the Borrower in accordance with GAAP.

“Set Rate” means, with respect to any Competitive Loan (other than a Variable Rate Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid. “Set Rate” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to a Set Rate.

“Short-Term Debt” means (i) Indebtedness of the Borrower and its Subsidiaries for money borrowed from banks, trust companies and others having a maturity of no more than one year from the date of origin and not extendable or renewable at the option of the obligor, excluding however, to the extent included, the aggregate undrawn amount of all letters of credit issued for the account of the Borrower or any Subsidiary; and (ii) guaranties which constitute Indebtedness but not Funded Debt.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, the Adjusted EURIBOR Rate, the Adjusted CDOR Rate or the Peso Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Fixed Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means (i) any corporation, partnership or other business entity, 80% or more of the outstanding stock of which, or ownership interest in, is owned by the Borrower, a Subsidiary, the Borrower and one or more other Subsidiaries or another Subsidiary together with one or more other Subsidiaries (except directors qualifying shares, if any) and (ii) upon designation by the Borrower by at least five days’ notice to the Administrative Agent, any other corporation, partnership or business entity, 50% or more of the outstanding stock of which, or ownership interest in, is owned by the Borrower, a Subsidiary, the Borrower and one or more other Subsidiaries or another Subsidiary together with one or more other Subsidiaries (except directors qualifying shares, if any) and is Controlled by one or more of the Borrower and any of its Subsidiaries (it being agreed and understood that TAG Environmental Inc. shall be a Subsidiary on the Effective Date in accordance with this clause (ii)); provided that the term “Subsidiary” shall not include any Unrestricted Subsidiary.

“Supported QFC” has the meaning assigned to it in Section 8.20.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swingline Exposure” means, at any time, the aggregate Dollar Equivalent principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender (including the Swingline Lender) at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time (excluding any Swingline Loans made by such Lender in its capacity as a Swingline Lender that are included with respect to such Swingline Lender by clause (b) below) and (b) the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans).

“Swingline Lender” means JPMorgan Chase Bank, N.A. in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a loan made pursuant to Section 2.05.

“Swiss Francs” means the lawful currency of Switzerland.

“Synthetic Lease Obligation” means the obligation to pay rent or other payment amounts under a lease of (or other indebtedness arrangements conveying the right to use) real or personal property which may be classified and accounted for as an operating lease or off-balance sheet liability for accounting purposes but as a secured or unsecured loan for tax purposes under the Code.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Returns” has the meaning assigned in Section 3.09.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges, in each case in the nature of a tax, imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means Term Loans of the same Type and Agreed Currency, made, converted or continued on the same date and, in the case of Fixed Rate Loans, as to which a single Interest Period is in effect.

“Term Commitments” means any commitments to make Incremental Term Loans.

“Term Lenders” means any Lenders with an outstanding Incremental Term Loan or a Commitment to make an Incremental Term Loan.

“Term Loans” means any Incremental Term Loans.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.

“Transactions” has the meaning assigned to such term in the Amendment Agreement.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Adjusted EURIBOR Rate, the Adjusted CDOR Rate, the Peso Rate, the Alternate Base Rate, the Daily Simple RFR, the Federal Funds Effective Rate, the Set Rate or the Variable Rate.

“UCP” means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 600, as the same may be amended from time to time.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Cash” means unrestricted cash and cash equivalents held or owned by, credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Borrower or any Subsidiary.

“Unrestricted Subsidiary” means (i) any corporation partnership or other business entity that is owned in part by the Borrower, by Subsidiaries and/or by any other Unrestricted Subsidiaries and does not fall within the definition of “Subsidiary” and (ii) any Subsidiary which the Borrower may designate as an Unrestricted Subsidiary by at least five days’ notice to the Administrative Agent; provided, however, that the Borrower may make such designation only if the Borrower, both immediately before and immediately after the delivery of such designation to the Administrative Agent, would have been entitled to incur other Funded Debt under Section 5.12 hereof. As of the Effective Date, the following are Unrestricted Subsidiaries under clause (i) of this definition: Taizhou Intes-Leggett & Platt Special Textile Co., Ltd.; Pullmaflex Southern Africa (Proprietary) Limited; Church Corporate Park Owner’s, LLC; and Ecowave Fibre Limited. As of the Effective Date, no Unrestricted Subsidiaries have been designated under clause (ii) of this definition and the Borrower may not designate any Subsidiary as an Unrestricted Subsidiary under clause (ii) of this definition if, after giving effect to such designation, the total assets of subsidiaries so designated would exceed 20% of Consolidated Total Assets. No Unrestricted Subsidiary as such shall be subject to any of the provisions of this Agreement. In addition, the Borrower shall not consolidate or partially consolidate any Unrestricted Subsidiary for purposes of this Agreement notwithstanding GAAP.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 8.20.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.19(f)(ii)(B)(3).

“Variable Rate” means, with respect to any Competitive Loan (other than a Set Rate Competitive Loan), the variable rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid, which may be expressed as a variable rate, plus or minus an applicable margin. “Variable Rate” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to a Variable Rate. No Variable Rate Borrowing may be established with respect to any Agreed Currency other than Dollars.

“Withholding Agent” means the Borrower and the Administrative Agent or any other person required to deduct or withhold on amounts paid under this Agreement.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Types, Facility and Currencies of Loans. Loans and Borrowings hereunder are distinguished and referred to herein by Class (i.e., under Section 2.01 and thus a “Revolving Loan” or “Revolving Borrowing”, under Section 2.04 and thus a “Competitive Loan” or “Competitive Borrowing” or made under Section 2.05 and thus a “Swingline Loan” or “Swingline Borrowing”) or by Type (i.e., ABR, Fixed Rate, RFR, Federal Funds Effective Rate, Set Rate or Variable Rate) and by the Agreed Currency in which it is denominated or by any one or more of the foregoing.

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise or except as expressly provided herein (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified, and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (A) without giving effect to any election under Accounting Standards Codification 825 – Financial Instruments, to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein, (B) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (C) without giving effect to any change to GAAP occurring after January 1, 2017, as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update 2016-02—Leases (Topic 842), issued by the Financial Accounting Standards Board on February 25, 2016, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect January 1, 2017.

SECTION 1.05. Conversion of Foreign Currencies. (a) Dollar Equivalents. The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Equivalent of any amount when required or permitted hereby, and a determination thereof by the Administrative Agent or the Issuing Bank, as applicable, shall be conclusive absent manifest error. The Administrative Agent may, but shall not be obligated to, rely on any determination by the Borrower. The Administrative Agent or the Issuing Bank, as applicable, may determine or redetermine the Dollar Equivalent of any amount on any date either in its own discretion or upon the request of the Borrower or any Lender, including without limitation, the Dollar Equivalent of any Loan or Letter of Credit made or issued in an Alternative Currency.

(b) Rounding-Off. The Administrative Agent may set up appropriate rounding-off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollars, whole Euros or whole units of any other Agreed Currency or whole cents or other sub unit of an Agreed Currency to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole units of the applicable Agreed Currency or in whole sub units of the applicable Agreed Currency, as may be necessary or appropriate.

SECTION 1.06. Pro Forma. For the purpose of calculating Consolidated EBITDA and Consolidated Net Income for any period, if during such period (or subsequent to such period and on or prior to the date of determination) the Borrower or any Subsidiary shall have made an Acquisition or Disposition, each of Consolidated EBITDA and Consolidated Net Income shall be calculated giving pro forma effect thereto as if such Acquisition or Disposition occurred on the first day of such period. Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement on a pro forma basis, (i) the

Leverage Ratio and any other financial ratio or test shall be calculated on a pro forma basis to give effect to all Acquisitions and Dispositions that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made, (ii) whether or not any date of determination is the last day of a fiscal quarter, on any such date of determination Consolidated EBITDA and Consolidated Net Income shall each be calculated on a pro forma basis as of the most recently ended four fiscal quarter period as of such date of determination and Consolidated Funded Debt shall be calculated on a pro forma basis as of the date of determination and (iii) on any date of determination that is not the last day of a fiscal quarter, the applicable level for purposes of Section 5.12 shall be the level applicable as of the most recently ended fiscal quarter (it being understood, for the avoidance of doubt, that solely for purposes of determining actual compliance with Section 5.14, the date of the required calculation shall be the last day of the applicable fiscal quarter and no Acquisitions or Dispositions occurring thereafter shall be taken into account). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any hedging agreement applicable to such Indebtedness if such hedging agreement has a remaining term in excess of 12 months). Notwithstanding the foregoing or anything to the contrary herein, when calculating the amount of outstanding Indebtedness hereunder on a pro forma basis on any date of determination and for purposes of interpreting the term “refinance” (or any similar term), any Indebtedness (“Refinancing Indebtedness”) incurred that is intended to refinance any other Indebtedness (such other Indebtedness, “Refinanced Indebtedness”) shall for the avoidance of doubt be deemed to be a refinancing of such Refinanced Indebtedness so long as the net cash proceeds of such Refinancing Indebtedness are intended by the Borrower to be utilized to pay the principal amount of the Refinanced Indebtedness and any fees, costs and expenses related thereto within 60 days of the incurrence of such Refinancing Indebtedness (and such intent shall be conclusively established on the date of the incurrence of such Refinancing Indebtedness if the Borrower shall deliver a certificate to the Administrative Agent as to such intent); provided that if any such Refinanced Indebtedness is not actually repaid within such 60 day period, such Refinanced Indebtedness and such Refinancing Indebtedness shall thereafter be deemed outstanding unless and until it is otherwise repaid.

SECTION 1.07. Interest Rates; LIBOR Notification. The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored.

There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, Section 2.14(b) and (c) provide a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.14(e), of any change to the reference rate upon which the interest rate on Fixed Rate Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to the Daily Simple RFR, LIBOR or other rates in the definition of “LIBO Rate” (or “EURIBOR Rate”, “CDOR Rate” or “Peso Rate”, as applicable) or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Daily Simple RFR, the LIBO Rate (or the EURIBOR Rate, the CDOR Rate or the “Peso Rate”, as applicable) or have the same volume or liquidity as did the London interbank offered rate (or the euro interbank offered rate, Canadian interbank offered rate or Mexican interbank offered rate, as applicable) prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any Daily Simple RFR, any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any RFR, Daily Simple RFR or the Adjusted Fixed Rate, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. In connection with any change to the reference rate pursuant to this Section, the parties shall jointly use commercially reasonable efforts to satisfy any applicable Internal Revenue Service guidance so that such change will not be treated as causing a deemed “exchange” under Section 1001 of the Code or “modification” under Section 1.1001-3 of the Treasury Regulations, it being understood that the Administrative Agent shall not be required to take any action under this provision that would cause it or the Lenders any commercially unreasonable burden as determined in good faith by the Administrative Agent.

SECTION 1.08. Certain Determinations. For purposes of determining compliance with any of the covenants set forth in Article V (including in connection with any Incremental Extension of Credit) at any time (whether at the time of incurrence or thereafter), any Lien or Indebtedness meets the criteria of one, or more than one, of the categories permitted pursuant to Article V (including in connection with any Incremental Extension of Credit), the Borrower (i) shall in its sole discretion determine under which category such Lien or Indebtedness is permitted and (ii) shall be permitted, in its sole discretion, to make any redetermination and/or to divide, classify or reclassify under which category or categories such Lien or Indebtedness is permitted from time to time as it may determine and without notice to the Administrative Agent or any Lender.

SECTION 1.09. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower in the Agreed Currency requested from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (b) the Aggregate Outstanding Credit exceeding the Aggregate Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Loans Made Ratably. Each Revolving Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Type of Loans and Borrowings. Subject to Section 2.14, each Revolving Borrowing shall be comprised (a) in the case of Borrowings in Dollars, entirely of ABR Loans or Fixed Rate Loans and (b) in the case of Borrowings in any other Agreed Currency, entirely of Fixed Rate Loans or RFR Loans, as applicable, in each case of the same Agreed Currency, as the Borrower may request in accordance herewith; provided further that no Revolving Borrowing may be denominated in any currency other than an Agreed Currency. Each Swingline Loan that is denominated in a currency other than Dollars shall be a Fixed Rate Loan and each Swingline Loan that is denominated in Dollars shall be an ABR Loan. Each Lender at its option may make any Fixed Rate Loan or Set Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts. At the commencement of each Interest Period for any Fixed Rate Borrowing, such Borrowing shall be in an aggregate amount that is an integral Dollar Equivalent multiple of US$1,000,000 and not less than US$1,000,000. At the time that each ABR Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$100,000 and not less than US$100,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is a Dollar Equivalent integral multiple of US$250,000 and not less than US$250,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Fixed Rate Borrowings or RFR Borrowings outstanding and ten Fixed Rate Swingline Borrowings.

(d) Limitation on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Fixed Rate Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a)(i) in the case of a Dollar Fixed Rate Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing, (ii) in the case of a Fixed Rate Borrowing denominated in any Alternative Currency, not later than 9:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (iii) in the case of an RFR Borrowing denominated in Sterling, not later than 11:00 a.m., New York City time, five Business Days before the date of the proposed Borrowing and (iv) in the case of an RFR Borrowing denominated in Swiss Francs, not later than 11:00 a.m., New York City time, five Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, on the Business Day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request for a Borrowing shall specify the following information in compliance with Section 2.02:

(i) whether the requested Borrowing is to be a Revolving Borrowing or an Incremental Term Loan Borrowing of a particular Class;

(ii) the aggregate amount of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing, a Fixed Rate Borrowing or an RFR Borrowing;

(v) in the case of a Revolving Borrowing, the Agreed Currency in which such Borrowing is to be denominated;

(vi) in the case of a Fixed Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vii) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Fixed Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no Agreed Currency is specified with respect to any requested Fixed Rate Borrowing, then the Borrower shall be deemed to have selected Dollars as the Agreed Currency. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Competitive Bid Procedure. (a) Competitive Loans and Requests for Bids. Subject to the terms and conditions set forth herein, from time to time during the Revolving Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow the loans proposed thereby; provided that the Aggregate Outstanding Credit shall not exceed the Aggregate Revolving Commitment at any time. To request Competitive Bids, the Borrower shall notify each Revolving Lender of such request by telephone, in the case of a Set Rate Borrowing, not later than 12:00 noon, New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Variable Rate Borrowing, not later than 9:00 a.m., New York City time, on the Business Day of the proposed Borrowing. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent and each Revolving Lender of a written Competitive Bid Request in a form approved by the Borrower and the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall be the same for each Revolving Lender and shall specify the following information:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be a Variable Rate Borrowing or a Set Rate Borrowing;

(iv) the date, which may not extend past the Revolving Maturity Date, on which the Competitive Loan will become fully due and payable (such date applicable to a Competitive Loan, herein, its “Competitive Loan Maturity Date” and when establishing such date for a Set Rate Loan, the Borrower shall select a date so the period during which such Competitive Loan is outstanding shall be a period contemplated by the definition of the term “Interest Period”);

(v) the Agreed Currency to be applicable to such Borrowing (provided that Variable Rate Borrowings may only be denominated in Dollars); and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of paragraph (d) of this Section.

(b) Submission of Bids. Each Revolving Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Revolving Lender must be in a form approved by the Borrower and must be received by the Borrower by facsimile, in the case of a Set Rate Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Variable Rate Borrowing, not later than 12:00 Noon, New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Borrower may be rejected by the Borrower, and the Borrower shall notify the applicable Revolving Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount of the Competitive Loan or Loans that the Revolving Lender is willing to make and (ii) the Competitive Bid Rate or Competitive Bid Rates at which the Revolving Lender is prepared to make such Loan or Loans (with such Set Rate or any applicable margin included in the calculation of the Variable Rate, expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places).

(c) Acceptance and Rejection of Bids. Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent and the Revolving Lenders by telephone, confirmed by facsimile whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Fixed Rate Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Variable Rate Borrowing, not later than 1:00 p.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, and (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid. A notice given by the Borrower pursuant to this paragraph shall be irrevocable and once notified of the acceptance of its bid under this paragraph, each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted; provided that the obligations of such Revolving Lenders are several and no Revolving Lender shall be responsible for any other Revolving Lender’s failure to make Competitive Loans as required.

(d) Funding of Competitive Bid Loans. Each Revolving Lender that is bound to make a Competitive Loan shall make such Loan on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Revolving Lenders. The Administrative Agent will make such Competitive Loan available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent or by wire transfer, automated clearing house debit or interbank transfer to such other account, accounts or Persons designated by the Borrower in the applicable Competitive Bid Request; provided that Competitive Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted to the applicable Issuing Bank.

SECTION 2.05. Swingline Loans. (a) Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender may, but shall not have any obligation to, make advances to the Borrower in the applicable Agreed Currency requested from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in: (i) the Aggregate Outstanding Credit exceeding the Aggregate Revolving Commitment or (ii) any Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) Request for Swingline Borrowings. To request a Dollar Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by facsimile), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. To request a Swingline Loan denominated in any Alternative Currency, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by facsimile), not later than 9:00 a.m., New York City time, three Business Days before the date of the proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan, the Agreed Currency with which such Swingline Loan will be denominated and if such Swingline Loan will be a Fixed Rate Borrowing, the Interest Period applicable thereto. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. If the Swingline Lender elects to make such Swingline Loan, the Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance through the Administrative Agent to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. With respect to the payment of any amount denominated in Euros, the Swingline Lender shall not be liable to the Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Swingline Lender in Euros if the Swingline Lender shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in Euros and in immediately available, freely transferable, cleared funds to the account with the bank in the principal financial center in the Participating Member State which the Borrower shall have specified for such purpose. “All relevant steps” means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Swingline Lender may from time to time determine for the purpose of clearing and settling payments of Euros.

(c) Lender Participation in Swingline Loans. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business

Day in all or a portion of the Swingline Loans then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate and the Agreed Currency in which such Swingline Loans are denominated. Promptly upon receipt of notice under this paragraph, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of the amount of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, three Business Days after the date of receipt of such notice with respect to Swingline Loans denominated in an Alternative Currency and on the date of the receipt of such notice with respect to Swingline Loans denominated in Dollars, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Lender’s Applicable Percentage of the amount of the applicable Agreed Currency Swingline Loan or Loans in the currency in which such Loan or Loans is denominated. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of the applicable currency in immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender and shall be made by the Borrower in the currency in which such Loan is denominated. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of letters of credit denominated in any Agreed Currency for its own account or the account of one of its Subsidiaries, in a form reasonably acceptable to the Borrower and the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency in which such Letter of Credit is to be issued, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension: (i) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by the applicable Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed its Letter of Credit Commitment, (ii) the Aggregate Outstanding Credit shall not exceed the Aggregate Revolving Commitment; (iii) no Lender’s Revolving Exposures shall exceed such Lender’s Revolving Commitment; and (iv) the LC Exposure shall not exceed US$125,000,000; provided, however, that without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Letter of Credit Commitment in effect at the time of such request; provided further that, no Issuing Bank shall have any obligation to issue such Letters of Credit in excess of its individual of Letter of Credit Commitment. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Letter of Credit Commitment then in effect shall nonetheless constitute a Letter of Credit for all purposes of this Agreement, and shall not affect the Letter of Credit Commitment of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (iv) of this Section 2.06(b). The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iii) above shall not be satisfied.

(c) Expiration Date; Cash Collateralization. Unless otherwise agreed by the Administrative Agent, the applicable Issuing Bank and the Borrower, each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date up to twenty-four months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, up to twenty-four months after such renewal or extension) (provided that any Letter of Credit may provide for the renewal thereof for additional up to twenty-four month periods not to extend past the date in clause (ii) below) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that the expiration date of a Letter of Credit may extend beyond the date referenced in clause (ii) above if the Borrower has on the date of its issuance: (A) posted cash collateral to the Administrative Agent in an amount in the applicable currency in which the related Letter of Credit is issued and in immediate available funds equal to the amount of the related LC Exposure plus any accrued and unpaid interest thereon (any cash collateral provided to secure any LC Exposure is herein referred to as the “Cash Collateral”) in accordance with Section 2.06(i), (B) delivered a backstop Letter of Credit to the Administrative Agent in such amount or (C) otherwise entered into alternative arrangement with respect to securing the LC Exposure applicable to such Letter of Credit, in each case of clause (A), (B) and (C) preceding on terms reasonably satisfactory to the Administrative Agent. If the Borrower is required to provide Cash Collateral pursuant to the provisions of this paragraph (c) with respect to a Letter of Credit, such Cash Collateral (to the extent not applied by the Administrative Agent to reimburse the Issuing Bank as provided in Section 2.06(i) shall be returned to the Borrower after the expiry date applicable to such Letter of Credit (as such date may be extended by any period required by Rule 3.14 of ISP).

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof and on the date hereof with respect to Letters of Credit listed on Schedule 1.01 hereto) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the Issuing Bank that issued the Letter of Credit hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing and with respect to each Letter of Credit, each Revolving Lender hereby absolutely and unconditionally agrees to pay in Dollars and immediately available funds to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Applicable Percentage of the Dollar Equivalent amount of each LC Disbursement made by the applicable Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the applicable currency in which such Letter of Credit is issued the amount of such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Sections 2.03, 2.04 or 2.05, as applicable, that such payment be financed with a Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Percentage of the Dollar Equivalent amount thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent in Dollars its Applicable Percentage of the Dollar Equivalent amount of such payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Revolving Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Borrowings as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. To the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse an Issuing Bank in respect to an LC Disbursement, then all payments by the Borrower thereafter with respect to its reimbursement obligations relating to such LC Disbursement shall be in Dollars and in the Dollar Equivalent amount thereof.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of: (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the applicable Issuing Bank’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction).

(g) Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (e) of this Section.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement in full, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement in full when due pursuant to paragraph (e) of this Section, then Section 2.13(f) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(i) Cash Collateralization Upon an Event of Default. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in the currencies in which the related Letters of Credit are issued and in immediate available funds equal to the amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clauses (e) or (f) of Article VI. Each deposit of Cash Collateral shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, deposits of Cash Collateral shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time. If the Borrower is required to provide Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(j) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit and the rules of the UCP shall apply to each commercial Letter of Credit.

(k) Replacement of the Issuing Bank. (i) The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.06(k)(i) above.

(l) Addition of an Issuing Bank. The Borrower may, at any time and from time to time, designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below; provided, that the aggregate LC Exposure shall not exceed US$125,000,000. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(m) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(n) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

SECTION 2.07. Funding of Borrowings. (a) By the Lenders. Each Lender shall make each Revolving Loan and Term Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m. (or, in the case of ABR Loans, 3:00 p.m.), New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and in the Agreed Currency requested. The Administrative Agent will make such Revolving Loans or Term Loans available to the Borrower by promptly remitting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent or by wire transfer, automated clearing house debit or interbank transfer to such other account, accounts or Persons designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank specified by the Borrower in the applicable Borrowing Request.

(b) Borrowings Assumed Made. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans of the applicable Class, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections. (a) Interest Options. Each Revolving Borrowing and Term Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request (or, if no Type or Agreed Currency is set forth in such Borrowing Request, designated by Section 2.03) and, in the case of a Fixed Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or so designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Fixed Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings or Dollar Swingline Borrowings, which may not be converted or continued.

(b) Interest Election Request. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Contents of Election Request. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Agreed Currency and the principal amount of Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing (in the case of Borrowings denominated in Dollars) or a Fixed Rate Borrowing; and

(iv) if the resulting Borrowing is a Fixed Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing. If any such Interest Election Request requests a Fixed Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If the Borrower fails to deliver a timely Interest Election Request with respect to a Fixed Rate Borrowing in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing at the end of such Interest Period. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Fixed Rate Borrowing in an Alternative Currency prior to the end of the Interest Period therefor, then, unless such Fixed Rate Borrowing is repaid as provided herein, the Borrower shall be deemed to have selected that such Fixed Rate Borrowing shall automatically be continued as a Fixed Rate Borrowing in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period.

(d) Limitations on Interest Election Requests. Notwithstanding any contrary provision hereof, if an Event of Default under clauses (e) or (f) of Article VI has occurred and is continuing with respect to the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of the Lenders of any Class, has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each case, so long as such Event of Default is continuing, (i) no outstanding Borrowing (or Borrowing of the applicable Class, as applicable) may be converted to or continued as a Fixed Rate Borrowing and (ii) unless repaid, (x) each Dollar denominated Fixed Rate Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (y) each Fixed Rate Borrowing denominated in an Alternative Currency shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Fixed Rate Loans denominated in any Agreed Currency other than Dollars shall either be (A) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the Interest Period, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period, as applicable, in full; provided that if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Fixed Rate Loan, the Borrower shall be deemed to have elected clause (A) above. A Borrowing denominated in one Agreed Currency may not be converted into another Agreed Currency.

SECTION 2.09. Termination and Reduction of Commitments.

(a) Unless previously terminated, the Revolving Commitments shall automatically terminate on the Revolving Maturity Date.

(b) The Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that: (i), unless the Borrower and the Administrative Agent agree otherwise, each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of US$5,000,000 and not less than US$5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans in accordance with Section 2.11, the sum of the Aggregate Outstanding Credit would exceed the Aggregate Revolving Commitment or the Revolving Exposure of any Lender would exceed its Revolving Commitment.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Revolving Commitments delivered by the Borrower under this paragraph may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Other than with respect to Competitive Loans, each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.10. Repayment of Loans; Amortization of Term Loans; Evidence of Debt. (a) Promise to Repay. The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Incremental Term Loan of such Lender as provided in the applicable Incremental Facility Amendment, (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan that is not denominated in Dollars on the Revolving Maturity Date in the applicable Alternative Currency, (iv) to the Swingline Lender the then unpaid principal amount of each Dollar Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made (provided that on each date that a Revolving Borrowing or a Dollar Competitive Borrowing is made, the Borrower shall repay all Dollar Swingline Loans that were outstanding on the date such Borrowing was requested and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Dollar Swingline Loan then outstanding) and (v) with respect to each Competitive Borrowing, to the Administrative Agent for the account of each applicable Lender that has made the applicable Competitive Borrowing, the then unpaid principal amount of such Competitive Borrowing on it Competitive Loan Maturity Date.

(b) Amortization of Incremental Term Loans. Any prepayment of any Class of Incremental Term Loan Borrowings shall be applied to subsequent scheduled repayments as provided in the applicable Incremental Facility Amendment. Prior to any repayment of any Term Borrowings of any Class under this Section, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Term Borrowing shall be applied ratably to the Loans included in the repaid Term Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

(c) Lender Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) Administrative Agent Records. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto and Agreed Currency applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) Records Prima Facie Evidence. The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrower in respect of Loans, LC Disbursements, interest and fees due or accrued hereunder; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.

(f) Promissory Notes. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Borrower and the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11. Prepayment of Loans. (a) Optional Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Borrowing (other than Borrowings in Mexican Pesos) in whole or in part, subject to the requirements of this Section.

(b) Mandatory Prepayment; Mark to Market of Agreed Currencies. As of the date of the delivery of each compliance certificate under Section 5.03(c) and as of the date of each Borrowing, each issuance of a Letter of Credit and each reduction of Revolving Commitments, the Borrower shall calculate the Dollar Equivalent amount of the Revolving Exposures and, if applicable, the Dollar Equivalent amount of each Competitive Loan. The Administrative Agent may also at any time and from time to time calculate the Dollar Equivalent amount of the Revolving Exposures and the Competitive Loans. The Administrative Agent shall give the Borrower written notice of any such calculation. If as a result of any such calculation by the Borrower or by the Administrative Agent or if as of any other date the Aggregate Outstanding Credit exceeds the Aggregate Revolving Commitment, then, within five (5) Business Days after the date of such calculation (or in the case of the calculation by the Administrative Agent, after the written notice is given to the Borrower), the Borrower shall prepay Revolving Borrowings, Competitive Borrowings and/or Swingline Borrowings in an aggregate amount equal to such excess, with such amount so paid to be applied to the Loans in the following order, until each is paid in full: Dollar Swingline Loans, ABR Loans, Variable Rate Loans, Fixed Rate Loans and Set Rate Loans.

(c) Selection of Borrowings to be Prepaid. Prior to any optional or mandatory prepayment of Borrowings under this Section 2.11, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(d) Notice of Prepayment. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Fixed Rate Borrowing or Set Rate Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, any Dollar Swingline Borrowings or any Variable Rate Borrowing, not later than 12:00 noon, New York City time, on the Business Day of prepayment, (iii) in the case of prepayment of an RFR Revolving Borrowing denominated in Sterling, not later than 11:00 a.m., New York City time, five Business Days before the date of prepayment and (iv) in the case of prepayment of an RFR Revolving Borrowing denominated in Swiss Francs, not later than 11:00 a.m., New York City time, five Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that (A) if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09 and (B) a notice of prepayment of Term Borrowings pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the applicable Class (or with respect to Competitive Borrowings, the applicable Lenders) of the contents thereof. Each partial prepayment of any Borrowing (other than a Competitive Borrowing) shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Class and Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any break funding payments required by Section 2.18.

SECTION 2.12. Fees. (a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee (the “Revolving Commitment Fee”), which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued Revolving Commitment Fees shall be payable in arrears on the date which is thirty days following the last day of each March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All Revolving Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Revolving Commitment Fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Fixed Rate Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure. Participation fees accrued through and including the last day of March, June, September and December of each year shall be payable on the thirtieth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within thirty days after demand. All participation fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Borrower agrees to pay to each Issuing Bank the following fees applicable to the Letters of Credit issued by such Issuing Bank: (i) a drawing fee equal to US$100 upon each drawing made under such Letters of Credit on the date of such drawing; (ii) an issuance fee equal to US$300 upon each issuance of each such Letter of Credit payable on the date of issuance; (iii) a renewal fee of US$100 upon each renewal of each such Letter of Credit payable prior to the renewal of such Letter of Credit; and (iv) a fronting fee of 0.125% per annum (or such lower amount as may be agreed upon by the Borrower and the applicable Issuing Bank) on the face amount of each Letter of Credit, which shall be payable quarterly in arrears to such Issuing Bank for its own account on the same date as the participation fee is payable hereunder unless otherwise agreed with the applicable Issuing Bank.

(c) Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. (a) ABR Borrowings. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) Fixed Rate Borrowings. The Loans comprising each Fixed Rate Borrowing (including each Swingline Loan denominated in a currency other than Dollars but excluding each Dollar Swingline Loan) shall bear interest at the Adjusted Fixed Rate for the Interest Period and Agreed Currency in effect for such Borrowing plus the Applicable Rate.

(c) RFR Borrowings. Each RFR Loan shall bear interest at a rate per annum equal to the applicable Daily Simple RFR plus the Applicable Rate.

(d) Dollar Swingline Loans. Dollar Swingline Loans shall bear interest each day at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate for an ABR Borrowing.

(e) Competitive Loans. The Loans comprising each Competitive Borrowing shall bear interest at the applicable Competitive Bid Rate accepted for such Borrowing in accordance with the provisions of Section 2.04.

(f) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section 2.13.

(g) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan, upon termination of the Revolving Commitments; provided that: (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a non-Dollar denominated Swingline Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Fixed Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest on Loans shall be paid in the Agreed Currency of the applicable Loan.

(h) Computation of Interest. All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (ii) interest computed by reference to the Daily Simple RFR with respect to Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day; provided that, if a Loan, or a portion thereof, is repaid on the same day on which such Loan is made, one day’s interest shall accrue on the portion of such Loan so prepaid). The applicable Alternate Base Rate, Adjusted LIBO Rate, LIBO Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Adjusted CDOR Rate, CDOR Rate, Peso Rate, Daily Simple RFR or Federal Funds Effective Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.14, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Fixed Rate Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate, the Adjusted EURIBOR Rate, the EURIBOR Rate, the Adjusted CDOR Rate, the CDOR Rate or the Peso Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR or RFR for the applicable Agreed Currency; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Fixed Rate Borrowing, the Adjusted LIBO Rate, the LIBO Rate, the Adjusted EURIBOR Rate, the EURIBOR Rate, the Adjusted CDOR Rate, the CDOR Rate or the Peso Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Daily Simple RFR or RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Fixed Rate Borrowing shall be ineffective, (B) if any Borrowing Request requests a Fixed Rate Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (C) if any Borrowing Request requests a Fixed Rate Borrowing or an RFR Borrowing for the relevant rate above in an Alternative Currency, then such request shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Fixed Rate Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Fixed Rate Loan or RFR Loan, then until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) if such Fixed Rate Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day, (ii) if such Fixed Rate Loan is denominated in any Agreed Currency other than Dollars, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Fixed Rate Loans denominated in any Agreed Currency other than Dollars shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Fixed Rate Loan, such Fixed Rate Loan denominated in any Agreed Currency other than Dollars shall be deemed to be a Fixed Rate Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Fixed Rate Loans denominated in Dollars at such time or (iii) if such RFR Loan is denominated in any Agreed Currency other than Dollars, then such Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Currency other than Dollars, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.

(d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(f) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR, LIBO Rate, EURIBOR Rate, CDOR Rate or Peso Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Fixed Rate Borrowing or RFR Borrowing of, conversion to or continuation of Fixed Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for a Fixed Rate Borrowing denominated in Dollars into a request for a Borrowing of or conversion to ABR Loans or (y) any Fixed Rate Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current

Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Fixed Rate Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Fixed Rate Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (i) if such Fixed Rate Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day, (ii) if such Fixed Rate Loan is denominated in any Agreed Currency other than Dollars, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Fixed Rate Loans denominated in any Agreed Currency other than Dollars shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Fixed Rate Loan, such Fixed Rate Loan denominated in any Agreed Currency other than Dollars shall be deemed to be a Fixed Rate Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Fixed Rate Loans denominated in Dollars at such time or (iii) if such RFR Loan is denominated in any Agreed Currency other than Dollars, then such Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.

SECTION 2.15. Change in Legality. Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for any Lender to make or maintain any Fixed Rate Loan or to give effect to its obligations as contemplated hereby with respect to any Fixed Rate Loan (including, without limitation, as a result of a restriction on an Agreed Currency), then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

(a) declare that the applicable Fixed Rate Loans will not thereafter be made by such Lender hereunder, whereupon any request for such a Fixed Rate Borrowing shall, as to such Lender only, be deemed a request for a Dollar Loan (accruing interest as an ABR Loan) unless such declaration shall be subsequently withdrawn (any Lender delivering such a declaration hereby agreeing to withdraw such declaration promptly upon determining that such event of illegality no longer exists); and

(b) require that all outstanding Fixed Rate Loans affected by the illegality made by it be either (A), if such Loans are Dollar Loans, converted to ABR Revolving Loans or Dollar Swingline Loans, in which event all such Fixed Rate Loans shall be automatically converted as of the effective date of such notice as provided below, or (B) repaid if such Fixed Rate Loan is denominated in any Agreed Currency other than Dollars.

In the event any Lender shall exercise its rights under clauses (a) or (b) above of this Section, all payments and prepayments of principal which would otherwise have been applied to repay the affected Fixed Rate Loans that would have been made by such Lender or the converted Fixed Rate Loans of such Lender shall instead be applied to repay the Loans made by such Lender in lieu of, or resulting from the conversion of, such Fixed Rate Loans. For purposes of this Section, a notice by any Lender shall be effective as to each Fixed Rate Loan, if lawful, on the last day of the Interest Period currently applicable to such Fixed Rate Loan; in all other cases such notice shall be effective on the date of receipt.

SECTION 2.16. Unavailability of Foreign Currency Loans. Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for any Revolving Lender to make or maintain any Loan denominated in a currency other than Dollars or to give effect to its obligations as contemplated hereby with respect to any such Loan or in the event that there shall occur any material adverse change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the opinion of the Administrative Agent make it impracticable for Loans to be denominated in a currency other than Dollars, then, by written notice to the Borrower, the Administrative Agent may:

(a) declare that such Loans will not thereafter be made, whereupon any request for such a Borrowing in a currency other than Dollars shall be deemed a request for a Dollar Borrowing unless such declaration shall be subsequently withdrawn (the Administrative Agent agreeing to withdraw such declaration promptly upon determining that the applicable event or condition no longer exists); and

(b) require that all outstanding Loans so affected be repaid.

SECTION 2.17. Increased Costs. (a) Additional Costs. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (including without limitation, any marginal, special, emergency or supplemental reserves established by the Federal Reserve Board or any other reserves imposed pursuant to Regulation D of the Federal Reserve Board) (except any such reserve requirement reflected in the Adjusted Fixed Rate) or any Issuing Bank;

(ii) impose on any Lender or any Issuing Bank or the London or other interbank market utilized to determine the Adjusted Fixed Rate or any Set Rate any other condition, cost or expense (other than Taxes) affecting this Agreement, any Fixed Rate Loans or any Set Rate Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or maintaining any Set Rate Loans or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Adequacy. If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) Certificate. A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within thirty days after receipt thereof.

(d) Limit on Compensation. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 60 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 60-day period referred to above shall be extended to include the period of retroactive effect thereof. If, following any demand by any Lender or any Issuing Bank under this Section, the item for which such demand was made is changed to reduce or eliminate the effect on the applicable Lender or Issuing Bank, such Lender or Issuing Bank shall promptly so inform the Borrower and equitable reduce any amounts thereafter payable by the Borrower under this Section.

SECTION 2.18. Break Funding Payments. With respect to Loans that are not RFR Loans, in the event of (a) the payment of any principal of any Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (b) the payment of any Set Rate Loan other than on the corresponding Competitive Loan Maturity Date, (c) the conversion of any Fixed Rate Loan other than on the last day of the Interest Period applicable thereto, (d) the failure to borrow, convert, continue or prepay any Fixed Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(d) and is revoked in accordance therewith), (e) the assignment of any Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.21 or (f) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall reimburse each applicable Lender on demand for the loss incurred or to be incurred by such Lender in the reemployment of the funds released by such prepayment. In the case of a Fixed Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (a) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate, the Adjusted EURIBOR Rate, the Adjusted CDOR Rate or the Peso Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (b) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable Agreed Currency of a comparable amount and period from other banks in the applicable offshore interbank market for such Agreed Currency, whether or not such Fixed Rate Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty days after receipt thereof.

SECTION 2.19. Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent having consulted with, or acting under the supervision of, a tax advisor of such Withholding Agent, whether internal or external) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.19) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.19, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Tax Indemnity. The Borrower shall indemnify each Recipient, within thirty days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 2.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.19(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN-E or IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.19 (including by the payment of additional amounts pursuant to this Section 2.19), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.19 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.19 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 2.19, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.20. Payments Generally; Pro Rata Treatment; Sharing of Payments. (a) Payments. The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.17, 2.18 or 2.19, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without defense, set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account or accounts as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank or any Swingline Lender shall be so made and payments pursuant to Sections 2.17, 2.18, 2.19 and 8.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars, unless an Alternative Currency is herein specified.

(b) Application of Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Sharing of Payments; Limit on Set-off. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the aggregate amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Lender agrees that it will not exercise any right of set-off or counterclaim in an amount in excess of the Loans and other obligations owed directly to such Lender hereunder and in furtherance of the foregoing, any Lender acquiring a participation pursuant to the foregoing arrangements may not exercise against the Borrower rights of set-off and counterclaim with respect to such participation.

(d) Payments Assumed Made. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

SECTION 2.21. Mitigation Obligations; Replacement of Lenders. (a) Mitigation Obligations. If any Lender requests compensation under Section 2.17, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Sections 2.17 or 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b) Replacement of a Lender. If any Lender requests compensation under Section 2.17, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, or if any Lender becomes a Defaulting Lender or a Non-consenting Lender (as defined below in this Section), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.17 or Section 2.19) and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a Lender having become a Non-consenting Lender, all of its interests, rights (other than its existing rights to payments pursuant to Section 2.17 or Section 2.19) and obligations under this Agreement and the other Loan Documents as a Lender of the applicable Class with respect to which such Lender is a Non-consenting Lender) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in future compensation or payments under the applicable Section. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. In the event that (i) the Borrower or the Administrative Agent have requested the Lenders to consent to a departure or waiver of any provisions of this Agreement or to agree to any other modification thereto, (ii) the consent, waiver or other modification in question requires the agreement of all Lenders and (iii) the Required Lenders have agreed to such consent, waiver or other modification, then any Lender who does not agree to such consent, waiver or other modification shall be deemed a “Non-consenting Lender”. In addition, each Rejecting Revolving Lender (as defined in the definition of the term Revolving Maturity Date) shall be a Non-consenting Lender hereunder.

SECTION 2.22. Increase of Revolving Commitments; Incremental Term Loan. (a) Revolving Commitments. By written notice sent to the Administrative Agent, the Borrower may at any time and from time to time after the Effective Date request (x) an increase of the aggregate amount of the Revolving Commitments (each such increase, a “Revolving Commitment Increase”) or (y) a new tranche of revolving commitments (the “Limited Condition Transaction Revolving Commitments”) to fund a Limited Condition Transaction, in each case, by an aggregate amount equal to any integral multiple of US$5,000,000; provided that at the time of each such request and upon the effectiveness of each Incremental Facility Amendment, (i) no Default shall have occurred and be continuing or shall result therefrom and (ii) the sum of, without duplication (A) the total amount of all Commitments and Limited Condition Transaction Revolving Commitments after giving effect to any such increase or effectiveness, plus (B) the initial principal amount of all Term Loans (including any Incremental Term Loans) (after giving effect to any incurrence pursuant to clause (b) below), and in each case giving effect to any repayment or refinancing (or replacement of Commitments) to occur in connection therewith, shall not exceed the Incremental Amount; provided, further that notwithstanding the foregoing or anything to the contrary herein, if such Limited Condition Transaction Revolving Commitments have been requested in connection with a Limited Condition Transaction, at the Borrower’s option, the condition set forth in clause (i) above shall be tested at the time a definitive agreement for such Limited Condition Transaction has been entered into unless otherwise set forth in the applicable Incremental Facility Amendment. Other than pricing and fees, the commitments and loans with respect to Limited Condition Transaction Revolving Commitments shall have the same terms as the Revolving Commitments and Revolving Loans, as the case may be.

(b) Incremental Term Loan. By written notice sent to the Administrative Agent, the Borrower may at any time and from time to time after the Effective Date request to add one or more tranches of term loans (the “Incremental Term Loans” and, together with the Limited Condition Transaction Revolving Commitments and Revolving Commitment Increases, the “Incremental Extensions of Credit”) by an aggregate amount equal to any integral multiple of US$5,000,000 on terms and conditions agreed to by the Borrower, the Administrative Agent and each additional bank, financial institution, existing Lender or other Person that elects to provide such Incremental Term Loans, each as approved by the Borrower (and, solely to the extent the approval of the Administrative Agent would otherwise be required for an assignment of Term Loans to such Person, the Administrative Agent); provided that at the time of each such request and upon the effectiveness of each Incremental Facility Amendment, (i) no Default shall have occurred and be continuing or shall result therefrom and (ii) the sum of, without duplication (A) the total amount of all Commitments and Limited Condition Transaction Revolving Commitments (in each case, after giving effect to any increase or effectiveness of Incremental Facility Amendment pursuant to clause (a) preceding), plus (B) the initial principal amount of all Term Loans (including any Incremental Term Loans) after giving effect to the incurrence of such Incremental Term Loans, and in each case giving effect to any repayment or refinancing (or replacement of Commitments) to occur in connection therewith, shall not exceed Incremental Amount; provided, further that notwithstanding the foregoing or anything to the contrary herein, if the proceeds of such Incremental Term Loans will be used to finance a Limited Condition Transaction, at the Borrower’s option, the condition set forth in clause (i) above shall be tested at the time a definitive agreement for such Limited Condition Transaction has been entered into unless otherwise set forth in the applicable Incremental Facility Amendment. The Incremental Term Loans shall rank pari passu in right of payment in respect of the Revolving Commitments.

(c) Incremental Facility Amendment. Each tranche of Incremental Term Loans and Limited Condition Transaction Revolving Commitments and each Revolving Commitment Increase shall be in an integral multiple of US$5,000,000 and be in an aggregate principal amount that is not less than US$5,000,000; provided that such amount may be less than US$5,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Extensions of Credit set forth above. Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Extension of Credit. Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Extensions of Credit shall be reasonably satisfactory to the Borrower (and, solely to the extent the approval of the Administrative Agent would otherwise be required for an assignment of the applicable Loans in respect of such Incremental Extension of Credit to such Person, the Administrative Agent) (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Lender and the Administrative Agent. No Lender shall be obligated to provide any Incremental Extension of Credit, unless it so agrees. Commitments in respect of any Incremental Extensions of Credit shall become Commitments (or in the case of any Revolving Commitment Increase to be provided by an existing Revolving Lender, an increase in such Revolving Lender’s Revolving Commitment) under this Agreement upon the effectiveness of the applicable Incremental Facility Amendment. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement or any other Loan Document as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section (including to provide for voting provisions applicable to the Additional Lenders comparable to the provisions of clause (B) of the second proviso of Section 8.02(b)). The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, be subject to the satisfaction on the effective date thereof of each of the conditions set forth in Section 4.02 (it being understood and agreed that all references to a Borrowing in Section 4.02 shall be deemed to refer to the applicable Incremental Facility Amendment).

(d) Pro-Rata Advances. If all existing Revolving Lenders shall not have provided their pro rata portion of the requested Revolving Commitment Increase, the Revolving Loans will not be held pro rata by the Lenders in accordance with the Applicable Percentages determined hereunder. To remedy the foregoing, on the date of the effectiveness of the Incremental Facility Amendment, the Revolving Lenders shall make advances among themselves so that after giving effect thereto the Revolving Loans will be held by the Revolving Lenders, pro rata in accordance with the Applicable Percentages hereunder. The advances so made by each Revolving Lender whose Applicable Percentage has increased as a result of the changes to the Revolving Commitments shall be deemed to be a purchase of a corresponding amount of the Revolving Loans of the Revolving Lender or Revolving Lenders whose Applicable Percentages have decreased. The advances made under this Section shall be Loans of the same Class and Type as those previously held by the Revolving Lender or Revolving Lenders whose Applicable Percentages have decreased unless or until the Borrower shall have selected an alternative interest rate to apply thereto under the terms of this Agreement. All advances made under this Section shall be made through the Administrative Agent.

SECTION 2.23. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Suspension of Revolving Commitment Fees. The Revolving Commitment Fees shall cease to accrue on the unused amount of the Revolving Commitment of such Defaulting Lender;

(b) Suspension of Voting. The Revolving Commitment, the Revolving Exposure, the Term Commitment and the Term Loans of, and the outstanding Competitive Loans held by, such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 8.02), provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 8.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c) Participation Exposure. If any Swingline Exposure or LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender then:

(i) Reallocation. All or any part of such Swingline Exposure (other than (x) any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.05(c) and (y) the portion of the Swingline Exposure referred to in clause (b) of the definition thereof) and LC Exposure (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.06(e) and 2.06(f)) of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only (x) to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lenders’ Revolving Exposure to exceed its Applicable Percentage of the Aggregate Revolving Commitments and (y) if the conditions set forth in Section 4.02 are satisfied at such time; provided that no reallocation under this clause (i) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;

(ii) Payment and Cash Collateralization. If the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, provide Cash Collateral to secure such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(i) for so long as such LC Exposure is outstanding;

(iii) Suspension of Letter of Credit Fee. If the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.23(c), the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.12(d) with respect to such portion of such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized by the Borrower;

(iv) if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and 2.12(b) shall be adjusted to give effect to such reallocation; and

(v) Issuing Banks Entitled to Fees. If any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.23(c), then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to letters of Credit issued by each Issuing Bank) until and to the extent such LC Exposure is cash collateralized and/or reallocated;

(d) Suspension of Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend, renew, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s LC Exposure will be fully covered by the sum of the non-Defaulting Lenders’ Applicable Percentages of Aggregate Revolving Commitments and/or cash collateral will be provided by the Borrower in accordance with Section 2.23(c)(i), and the LC Exposure related to any such issued, amended, renewed, extended or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.23(c)(i) (and Defaulting Lenders shall not participate therein); and

(e) Setoff Against Defaulting Lender. Any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.20(c) but excluding Section 2.21(b)) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Banks or Swingline Lender hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participating interest in any Swingline Loan or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(f) Bankruptcy Event. If (i) a Bankruptcy Event or a Bail-In Action with respect to a Revolving Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Bank shall not be required to issue, amend, renew, extend or increase any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with the Borrower or such Revolving Lender, satisfactory to such Issuing Bank to defease any risk to it in respect of such Lender hereunder.

(g) Remedy of Defaulting Lender Status. In the event that the Administrative Agent, the Borrower, the Issuing Banks and the Swingline Lender each agrees that a Defaulting Lender that is a Revolving Lender has adequately remedied all matters that caused such Revolving Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its Applicable Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Revolving Lender was a Defaulting Lender; provided further that, except as otherwise expressly agreed by the affected parties, no change hereunder from a Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Revolving Lender’s having been a Defaulting Lender. In the event that the Administrative Agent and the Borrower each agrees that a Defaulting Lender that is a Term Lender has adequately remedied all matters that caused such Term Lender to be a Defaulting Lender, then on such date such Term Lender shall take such actions as the Administrative Agent may determine to be appropriate in connection with such Term Lender ceasing to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Term Lender was a Defaulting Lender; provided further that, except as otherwise expressly agreed by the affected parties, no change hereunder from a Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Term Lender’s having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

Borrower represents and warrants to the Lenders that:

SECTION 3.01. Status. The Borrower and each Subsidiary is duly organized, validly existing and in good standing (to the extent that such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction in which it was organized, except (other than with respect to the Borrower) where the failure to be so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Borrower and each Subsidiary has the power and legal authority to own its property and to carry on its business as now being conducted, is duly qualified to do business in every jurisdiction in which the nature of its business or property makes such qualification necessary and has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02. Authority; No Conflict. The execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby, (i) are within the legal power and authority of the Borrower, (ii) have been duly authorized by all requisite actions, (iii) do not and will not conflict with, contravene or violate any provision of or result in a breach of or default under, or require the waiver (not already obtained) of any provision of, or the consent (not already given) of any Person under (x) the terms of the Borrower’s articles of incorporation or by laws or (y) any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Borrower is a party or by which it is bound or to which any of its properties are subject except for, in the case of this clause (y) where such conflict, contravention, violation, breach or default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (iv) will not violate, conflict with, give rise to any liability under, or constitute a default under any law, regulation, order (including, without limitation, all applicable state and federal securities laws) or any other requirement of any court, tribunal, arbitrator, or Governmental Authority, and (v) will not result in the creation, imposition, or acceleration of any indebtedness or tax or any mortgage, lien, reservation, covenant, restriction, or other encumbrance of any nature upon, or with respect to, the Borrower or any of its properties.

SECTION 3.03. Binding Effect. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which the Borrower is a party when executed and delivered by each of the other parties thereto will constitute, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

SECTION 3.04. Governmental Approval. The execution, delivery and performance of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby do not require any action, approval or consent of, or filing with, any Governmental Authority.

SECTION 3.05. Litigation. On the Effective Date, there are no suits or proceedings pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect.

SECTION 3.06. Compliance with ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA. Neither the Borrower nor any member of the Controlled Group has incurred any material withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such material liability is expected to be incurred.

SECTION 3.07. Financial Information. The audited consolidated annual financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2020 (such annual financial statements hereinafter collectively called the “Financial Statements”), have been prepared in accordance with GAAP and fairly reflect the consolidated financial condition of the Borrower and its Subsidiaries and the results of their operations as of the dates and for the periods stated. On the Effective Date, since the date of the Financial Statements, there has occurred no change in the business, operations, affairs, financial condition, assets or properties of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

SECTION 3.08. Material Liabilities. The Borrower and its Subsidiaries have no material liabilities, direct or contingent, except: (i) those disclosed in the Financial Statements, and (ii) those arising in the ordinary course of business since the date of such Financial Statements which have in the aggregate no Material Adverse Effect.

SECTION 3.09. Taxes. Except where compliance with subsections (i) and (ii) below, is being contested in good faith through appropriate proceedings or where non-compliance, alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries: (i) have filed all material federal, state, local and foreign income, excise, property and other tax returns (the “Tax Returns”) which are required to be filed by them, and (ii) have paid all taxes due pursuant to the Tax Returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary.

SECTION 3.10. Environmental Compliance. Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Borrower’s or any of its Subsidiaries’ properties or are otherwise present at, on, in or under the Borrower’s or any of its Subsidiaries’ properties, except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in compliance with all applicable Environmental Requirements, except where such noncompliance, alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.11. Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Federal Reserve Board), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

SECTION 3.12. Compliance with Laws. Except where compliance is being contested in good faith through appropriate proceedings or where non-compliance, alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of Governmental Authorities.

SECTION 3.13. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.14. Ownership of Property. Each of the Borrower and its Subsidiaries has title to its properties sufficient for the conduct of its business.

SECTION 3.15. Insurance. The Borrower and each of its Subsidiaries has (either in the name of the Borrower or in such Subsidiary’s own name), with reputable insurance companies or associations, insurance in at least such amounts and against at least such hazards as are customary for companies engaged in similar businesses and owning and operating similar properties.

SECTION 3.16. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of the Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds by the Borrower or its Subsidiaries, directors, officers, employees, or, to the Borrower’s knowledge, any agent of the Borrower or any Subsidiary, or other transaction contemplated by this Agreement will violate any Anti-Corruption Laws or applicable Sanctions.

SECTION 3.17. Affected Financial Institutions. The Borrower is not an Affected Financial Institution.

ARTICLE IV

Conditions

SECTION 4.01. [Reserved].

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and any agreement of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) After the Effective Date, the representations and warranties of Borrower set forth in the Loan Documents (except, the representations and warranties set forth in Section 3.05 and in the last sentence of Section 3.07) shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or Material Adverse Effect, which representation and warranty shall be true and correct in all respects) on and as of (i) the date of such Borrowing, (ii) the date of issuance, amendment, renewal or extension of such Letter of Credit or (iii) in connection with any initial borrowing of loans with respect to any Limited Condition Transaction Revolving Commitments or initial Borrowings of Incremental Term Loans, in each case of this clause (iii), to fund a Limited Condition Transaction, at the Borrower’s option and unless otherwise specified in the applicable Incremental Facility Amendment, the date a definitive agreement for such Limited Condition Transaction has been entered into, as applicable, in each case of clauses (i), (ii), or (iii), except to the extent such representations and warranties relate specifically to another date.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit (or, in connection with any initial borrowing of loans with respect to any Limited Condition Transaction Revolving Commitments or initial Borrowings of Incremental Term Loans, in each case, to fund a Limited Condition Transaction, at the Borrower’s option and unless otherwise specified in the applicable Incremental Facility Amendment, the date a definitive agreement for such Limited Condition Transaction has been entered into), as applicable, no Default or Event of Default shall have occurred and be continuing.

(c) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, the Aggregate Outstanding Credit shall not exceed the Aggregate Revolving Commitments.

Other than in connection with any initial borrowing of loans with respect to any Limited Condition Transaction Revolving Commitments or initial Borrowings of Incremental Term Loans, in each case, to fund a Limited Condition Transaction and unless otherwise specified in the applicable Incremental Facility Amendment, each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

ARTICLE V

Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that it:

SECTION 5.01. Preservation of Existence, etc. Will preserve and maintain the corporate existence of the Borrower and its Subsidiaries, unless (a) the existence shall be discontinued as the result of a merger, consolidation or other transaction permitted pursuant to Section 5.10, (b) the Borrower shall divest itself of the properties of any Subsidiary pursuant to Section 5.05 or Section 5.11 or (c) other than with respect to the Borrower, the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.02. Keeping of Books. Will keep proper books of record and accounts in which full and correct entries shall be made in all material respects of all of its financial transactions and its assets and businesses so as to permit the presentation of financial statements prepared in accordance with GAAP; and permit the Administrative Agent and each Lender and their respective representatives, at their own expense, at reasonable times and with reasonable prior notice, to visit all of its offices and properties, discuss its affairs, finances and accounts with its officers and examine any of its or their books and other corporate records.

SECTION 5.03. Reporting Requirements. Will furnish to the Administrative Agent (who upon receipt, shall furnish to each Lender):

(a) as soon as available and in any event within 60 days after the end of each quarterly period, except the last, of each fiscal year, its quarterly report on Form 10-Q as prescribed by and filed with the Securities and Exchange Commission (or any successor agency);

(b) as soon as available and in any event within 120 days after the last day of each fiscal year, its annual report on Form 10-K as prescribed by and filed with the Securities and Exchange Commission (or any successor agency);

(c) within the periods provided in paragraphs (a) and (b) above, the written statement of the Borrower, signed by the principal financial officer, showing the calculations necessary to determine compliance with Section 5.14 of this Agreement and stating that the signer thereof has re-examined the terms and provisions of this Agreement and at the date of said statement no Default has occurred or if the signer is aware of any such Default, he shall disclose in such statement the nature thereof;

(d) [reserved]

(e) within fifteen (15) Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(f) as soon as available, each Current Report on Form 8-K as prescribed by and filed with the Securities and Exchange Commission (or any successor agency) (other than non-material disclosure);

(g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed (other than non-material disclosure); and

(h) following any request therefor, such additional information as any Lender may reasonably request concerning the Borrower and its Subsidiaries.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.03 may be satisfied with respect to the information required thereby to the extent the Form 10-K or Form 10-Q, as applicable, are filed with the Securities and Exchange Commission (or any successor agency) and available publicly, in each case, by the deadlines set forth in paragraphs (a) and (b), as applicable, and meeting all such other requirements of paragraphs (a) and (b) of this Section 5.03. Documents otherwise required to be delivered pursuant to Section 5.03 (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission (or any successor agency)) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website address listed on Schedule 5.03; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent by electronic mail of the posting of any such documents, except the Form 10-K or Form 10-Q, as applicable, filed with the Securities and Exchange Commission (or any successor agency). The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 5.04. Taxes, Claims for Labor and Materials; Compliance with Laws. (a) Payment of Obligations. Will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all material lawful Taxes imposed upon the Borrower or such Subsidiary, and all material trade accounts payable in accordance with usual and customary business terms and all material claims for work, labor or materials, which if unpaid might become a lien or charge upon any property, of the Borrower or any Subsidiary; provided that, the Borrower, or such Subsidiary shall not be required to pay any such Taxes or claim if the validity thereof shall concurrently be contested in good faith by appropriate proceedings, and if the Borrower or such Subsidiary shall set aside on its or their books such reserves, if any, deemed by it or them to be adequate with respect thereto, and further provided that, no such payment or discharge of any such Taxes, account payable or claim shall be required in respect of a Subsidiary to the extent that such Subsidiary’s assets are insufficient for such purpose so long as such Taxes, account payable or claim is not imposed upon or does not become a liability of the Borrower.

(b) Compliance with Laws. Will comply and will cause each Subsidiary to comply, in all material respects and where the failure to comply would have a Material Adverse Effect with (A) ERISA, (B) the Federal Occupational Safety and Health Act of 1970 and the rules and regulations thereunder, (C) all governmental consumer protection laws and regulations, (D) all governmental equal employment practice requirements and (E) all other laws, rules, regulations and orders to which it may be subject (including any applicable Sanctions). The Borrower will maintain in effect and take commercially reasonable actions to enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(c) Compliance with Environmental Matters. Will comply, and will cause each Subsidiary to comply, in all material respects and when the failure to comply would have a Material Adverse Effect, with all applicable Environmental Requirements and Environmental Judgments and Orders.

SECTION 5.05. Maintenance, etc. Will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its and their material operating properties (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals, and additions so that at all times the efficiency thereof shall be maintained, and will maintain, and cause each Subsidiary to maintain, material franchises, licenses and permits necessary for the conduct of their respective businesses; provided, however, the Borrower and its Subsidiaries shall, notwithstanding the foregoing, have the right to sell, abandon or dispose of, property or other assets which in the reasonable judgment of the Borrower or the Subsidiary are no longer useful or of productive value or which may be advantageously sold, abandoned or otherwise disposed of in the proper conduct of the business of the Borrower (or any Subsidiary), and shall have the right to terminate the existence of any Subsidiary or any right, franchise or privilege of the Borrower or any Subsidiary if, in the judgment of the Borrower, it shall be or become no longer advantageous to maintain the same.

SECTION 5.06. Insurance. Will maintain and will cause each Subsidiary to maintain, insurance coverage by reputable insurance companies or associations in such forms and amounts and against such hazards as are customary for companies engaged in similar businesses and owning or operating similar properties.

SECTION 5.07. Litigation. Will promptly give notice in writing to the Lenders of all litigation and of the proceedings before any governmental or regulatory agencies affecting the Borrower or any Subsidiary, which litigation or proceeding is required to be reported on a Form 10-Q or Form 10-K of the Securities and Exchange Commission (as such Form and requirements pertinent thereto are in effect on the date hereof), or which litigation or proceeding involves the reasonable likelihood of or has resulted in a determination of uninsured liability of the Borrower or any Subsidiary in excess of US$100,000,000.

SECTION 5.08. Liens. Will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it (including each Lien granted in connection with a Permitted Securitization Transaction), except:

(i) Permitted Encumbrances;

(ii) in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 5.11, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(iii) in the case of (A) any Subsidiary that is not a wholly owned Subsidiary or (B) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to equity interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(iv) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement for a transaction permitted hereunder;

(v) Liens not otherwise permitted by this Section 5.08 to the extent that the aggregate outstanding principal Indebtedness and other monetary obligations then secured by all such Liens does not exceed 15% of Consolidated Total Assets.

Without limitation of the independent application and effect of this Section 5.08, it is expressly agreed and understood that Liens permitted by this Section 5.08 are and shall be permitted only upon the express condition that the obligations so secured do not violate the applicable provisions of Section 5.12.

SECTION 5.09. Character of Business. Will continue to carry out substantially the same type of business carried on during the fiscal year ended December 31, 2020, and businesses reasonably related or ancillary thereto; and will not engage in any business which would materially change the type of business previously conducted on a consolidated basis.

SECTION 5.10. Merger; etc. Will not, and will not permit any Subsidiary to, merge or consolidate with any other Person except that:

(a) any Subsidiary may be merged into a Subsidiary or into the Borrower;

(b) any Person (other than the Borrower) may be merged into or consolidated with any Subsidiary in a transaction in which the surviving entity is a Subsidiary;

(c) any Subsidiary may be merged into or consolidated with any Person (other than the Borrower) in a transaction permitted under Section 5.11, in which, after giving effect to such transaction, the surviving entity is not a Subsidiary;

(d) the Borrower shall be permitted to merge into a wholly-owned Subsidiary of the Borrower in order to change the Borrower’s state of incorporation; provided that, immediately after the consummation of the transaction and after giving effect thereto no Default would exist; and

(e) the Borrower shall be permitted to merge or consolidate with another Person; provided that, the Borrower is the surviving corporation and if immediately after the consummation of the transaction and after giving effect thereto no Default would exist.

SECTION 5.11. Sale of Assets. Will not, and will not permit any Subsidiary to, sell, lease or transfer, or otherwise dispose of all or substantially all of the assets of the Borrower and the Subsidiaries, taken as a whole (for the avoidance of doubt, in any event (a) Borrower or any Subsidiary may sell, lease, transfer, or otherwise dispose of any of its assets to the Borrower or a Subsidiary, and (b) the foregoing limitation on the sale, lease, transfer or other disposition of assets shall not prohibit the sale of accounts receivable in a Permitted Securitization Transaction or the sale of products in the ordinary course of business).

SECTION 5.12. Restriction on Funded Debt and Short-Term Debt. Will not, and will not permit any Subsidiary to, create, guarantee, assume, permit to exist or become liable, directly or indirectly, in respect of any Funded Debt or Short-Term Debt other than:

(a) (x) Funded Debt and Short-Term Debt outstanding hereunder (including Indebtedness incurred pursuant to Section 2.22) and (y) any commercial paper so long as in the case of this clause (y) the aggregate principal amount of such commercial paper at any time outstanding, when taken together with the Aggregate Outstanding Credit at such time, does not exceed the Aggregate Revolving Commitments at such time;

(b) Funded Debt and Short-Term Debt outstanding on June 30, 2021, as shown on the Borrower’s consolidated balance sheet as at said date;

(c) Funded Debt of Subsidiaries to the Borrower or to other Subsidiaries and Funded Debt of the Borrower to Subsidiaries;

(d) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary;

(e) (x) any hedging arrangements not entered into for speculative purposes and (y) any Indebtedness in respect of a Permitted Securitization Transaction;

(f) any extension, renewal and replacement (or successive extensions, renewals or replacements) in whole or in part of any Indebtedness referred to in the foregoing clauses (a) through (e), inclusive, that do not increase the outstanding principal amount (or accreted value, if applicable) thereof except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such extension, renewal or replacement;

(g) Funded Debt and Short-Term Debt of the Borrower and the Subsidiaries in an aggregate principal amount not exceeding US$10,000,000 at any time outstanding; and

(h) Other Funded Debt and Short-Term Debt (including Secured Debt) of the Borrower and Subsidiaries; provided that, at the time of issuance or incurrence and immediately after giving effect thereto and to the application of the proceeds thereof, the Borrower shall be in compliance with the covenant set forth in Section 5.14, such calculation to be made on a pro forma basis in accordance with Section 1.06.

Notwithstanding anything provided by in this Agreement, but subject to such limitations as to amount provided by this Section, the Borrower and its Subsidiaries shall be entitled to execute and deliver guarantees of all types guaranteeing the obligations of any and all Persons irrespective of whether such Persons may be the Borrower, Subsidiaries, Unrestricted Subsidiaries, employees, suppliers, subcontractors, or others. All guarantees given by the Borrower and its Subsidiaries pursuant to this Agreement shall constitute Indebtedness to the extent provided in the definition of “Indebtedness” set out in Section 1.01.

SECTION 5.13. Multiemployer Plans. Will not permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Borrower and members of the Controlled Group to exceed US$50,000,000 at any time. For purposes of this Section, the amount of withdrawal liability of the Borrower and members of the Controlled Group at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof which the Borrower and members of the Controlled Group have paid or as to which the Borrower reasonably believes, after appropriate consideration of possible adjustments arising under Sections 4219 and 4221 of ERISA, it and members of the Controlled Group will have no liability, provided that the Borrower shall obtain prompt written advice from independent actuarial consultants supporting such determination.

SECTION 5.14. Financial Covenant. As of the last day of each fiscal quarter of the Borrower (commencing with the first full fiscal quarter following the Effective Date), the Borrower shall not permit the Leverage Ratio to exceed 3.50 to 1.00; provided that, following the consummation of a Material Acquisition in any fiscal quarter, the Borrower may elect by notice to the Administrative Agent to increase the maximum Leverage Ratio permitted pursuant to this Section 5.14 to 4.00 to 1.00 (the “Financial Covenant Toggle”) for the fiscal quarter in which such Material Acquisition is consummated and for each of the following three consecutive fiscal quarters (such total period, a “Financial Covenant Toggle Period”); provided, further, that (a) following the end of a Financial Covenant Toggle Period, a period of at least two consecutive fiscal quarters must elapse during which the Borrower is required to maintain a Leverage Ratio of not greater than 3.50 to 1.00 before the Borrower may elect to utilize the Financial Covenant Toggle again and (b) there shall not be more than two Financial Covenant Toggle Periods during the term of the Revolving Facility.

SECTION 5.15. Use of Proceeds and Letters of Credit. (a) Will use the proceeds of (x) the Revolving Loans drawn on the Effective Date, if any, together with the issuance of commercial paper and/or cash on hand at the Borrower to (i) repay or refinance in full all outstanding amounts under the Existing Credit Agreement (as defined in the Amendment Agreement) as of the Effective Date and (ii) pay fees and expenses incurred in connection with the Transactions and (y) the other Loans for any lawful corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations G, U and X. Letters of Credit will be issued only to support transactions of the Borrower and its Subsidiaries in the ordinary course of business.

(b) Will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated, domiciled or doing business in the United States or in a European Union member state, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE VI

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay when due any amount payable under Section 2.06(e) or the principal amount of any Loan. The Borrower shall fail to pay any interest or fee accrued hereunder or under any other Loan Document or any other amount hereunder within five (5) Business Days after such amount is due;

(b) the Borrower shall fail to observe or perform any covenant, restriction or agreement contained in this Agreement and not described in clause (a) immediately above for thirty (30) days after written notice thereof shall be given to the Borrower by the Administrative Agent or any Lender or by the Borrower to the Administrative Agent or any Lender;

(c) any representation, warranty, certification or statement made by the Borrower in or pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect as of the date made;

(d) an event of default as defined in any of the other Loan Documents;

(e) the Borrower or any Material Subsidiary shall:

(i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of its property;

(ii) be unable, or admit in writing inability, to pay its debts as they mature;

(iii) make a general assignment for the benefit of creditors;

(iv) be adjudicated bankrupt or insolvent; or

(v) file a voluntary petition in bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceedings, or corporate action shall be taken by it for the purpose of effecting any of the foregoing;

(f) an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or any Material Subsidiary, by any court or governmental agency of competent jurisdiction, approving a petition seeking reorganization of the Borrower or such Material Subsidiary, or appointing a receiver, trustee or liquidator or the like of the Borrower or such Material Subsidiary, of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed or in effect for any period of sixty (60) consecutive days (provided that no Lender shall be required to make any Loan and no Issuing Bank shall be required to consider issuing new Letters of Credit or renewing existing Letters of Credit during such sixty (60) day period);

(g) any judgment, writ or warrant of attachment or of any similar process in an uninsured amount in excess of US$100,000,000 in any single proceeding or series of related proceedings shall be entered or filed against the Borrower or any Material Subsidiary or against any property or assets of either and remains unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days (provided that no Lender shall be required to make any Loan and no Issuing Bank shall be required to consider issuing new Letters of Credit or renewing existing Letters of Credit during such sixty (60) day period). The term “Material Subsidiary” shall mean those Subsidiaries, standing alone or in the aggregate, whose capital surplus and retained earnings (“Net Worth”) on an unconsolidated basis are at that time equal to 10% or more of the consolidated Net Worth of the Borrower and its Subsidiaries;

(h) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of the voting stock of the Borrower;

(i) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected, nominated or appointed to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected, nominated or appointed to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

(j) any bond, debenture, note, or other indebtedness of the Borrower or any of its Subsidiaries shall become due before stated maturity by the acceleration of the maturity thereof by reason of default or shall become due by its terms and shall not be promptly paid or extended in either case where such indebtedness exceeds US$75,000,000 in the aggregate;

then, and in every such event (other than an event with respect to the Borrower described in clause (e) or (f) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments (including the Letter of Credit Commitments), and thereupon all such commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) require Cash Collateral for the LC Exposure in accordance with Section 2.06(i) hereof; and in case of any event with respect to the Borrower described in clause (e) or (f) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding and Cash Collateral for the LC Exposure, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VII

The Administrative Agent

Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints JPMorgan Chase Bank, N.A., as the “Administrative Agent” hereunder on its behalf and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender, an Issuing Bank or the Swingline Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any of its Subsidiaries or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account thereof to the Lenders, Issuing Banks or the Swingline Lender.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise pursuant to a written direction provided to the Administrative Agent by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.02), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could exposure the Administrative Agent to liability or be contrary to any Loan Document or applicable law, rule or regulation and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.02, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or willful misconduct, with such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgement. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance to the making of such Loan or the issuance, extension, renewal or amendment of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents who are appointed by the Administrative Agent and are Affiliates of the Administrative Agent or approved by the Borrower. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent will not be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 8.03, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent, any arranger of this credit facility or any amendment thereto or any other Lender and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent, any arranger of this credit facility or any amendment thereto or any other Lender and their respective Related Parties and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

Certain of the Lenders and/or their Affiliates may have been designated as “co-syndication agents”, “documentation agent”, “joint bookrunners” and “joint lead arrangers” hereunder in recognition of the level of each of their Commitments. No such Lender or Affiliate (other than JPMorgan Chase Bank, N.A. as the Administrative Agent) is an agent for the Lenders or the Borrower and no such Lender nor any such Affiliates (other than the Administrative Agent) shall have any obligation hereunder other than those existing in its capacity as a Lender. Without limiting the foregoing, no such Lender nor any of its Affiliates shall have or be deemed to have any fiduciary relationship with or duty to any Lender or the Borrower.

Each Lender hereby agrees that (a) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (b) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Article shall be conclusive, absent manifest error.

Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (a) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (b) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

The parties hereto agree that (a) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (b) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower; provided that this Section shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations of the Borrower relative to the amount (and/or timing for payment) of the obligations that would have been payable had such erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (a) and (b) shall not apply to the extent any such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making a payment.

Each party’s obligations under the three immediately preceding paragraphs of this Article shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations under any Loan Document.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either (1) sub-clause (i) in the immediately preceding clause is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE VIII

Miscellaneous

SECTION 8.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or other means, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to the Borrower, to it at Post Office Box 757, Carthage, Missouri 64836, Attention: Vice President and Treasurer (Telecopier: (417) 358-8027) with a copy to Post Office Box 757, Carthage, Missouri 64836, Attention: Senior Vice President, General Counsel & Secretary (Telecopier: (417) 358-8449);

(ii) if to the Administrative Agent and the Swingline Lender, to JPMorgan Chase Bank, N.A. 10 South Dearborn, Floor L2S, Chicago, Illinois 60603-2300, Attention of Loan and Agency Services Group, Christopher Jefferson, email: christopher.jefferson@chase.com and jpm.agency.cri@jpmorgan.com, with a copy to JPMorgan Chase Bank, N.A., 8181 Communications Pkwy Bldg B, Floor 06, Plano, TX 75024, Attention: Will Price, Telephone: (972) 324-8028; email: will.price@jpmorgan.com; and

(iii) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) Notwithstanding anything herein to the contrary, subject to Section 8.06(b), the parties hereto agree that any notice delivered by the Borrower under this Agreement and/or any other Loan Document may be delivered electronically (including by way of an email).

(e) Electronic Systems.

(i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 8.02. Waivers; Amendments. (a) No Waiver. No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b) Amendment. Except as provided in Section 2.14(e), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, (x) pursuant to an Incremental Facility Amendment executed in accordance with the terms and conditions of Section 2.22(c) which only needs to be signed by the Borrower, the Administrative Agent and the Lenders providing the Incremental Extensions of Credit thereunder if the Incremental Facility Amendment does not increase the aggregate amount of the Commitments and Limited Condition Transaction Revolving Commitments plus the initial principal amount of all Term Loans (including any Incremental Term Loans) to an amount in excess of the Incremental Amount and (y) in any circumstance other than as described in clause (x), pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) waive any condition set forth in Section 4.02 without the written consent of a Majority in Interest of the Revolving Lenders (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 4.02) or any other Loan Document, including any amendment of any affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of any condition set forth in Section 4.02), (ii) increase the Commitment of any Lender without the written consent of such Lender, (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iv) postpone the scheduled date of payment of the principal amount of any Loan (including any payment pursuant to Section 2.10(b)) or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (v) change Section 2.20(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby or change any other provision of this Agreement that provides for the ratable treatment of the Lenders, in each case, without the written consent of each Lender, (vi) subject to clause (C) of the last proviso of this provision, change any of the provisions of this Section, the definition of “Required Lenders”, Section 2.23(b) or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder or change the definition of “Defaulting Lenders”, without, in each case, the written consent of each Lender (or each Lender of such Class, as the case may be), (vii) change any provisions of this Agreement in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each differently affected Class, (viii) release the Borrower without the written consent of each Lender and (ix) change the definition of “Alternative Currency” without the written consent of each Lender; provided further that, notwithstanding the foregoing or anything to the contrary herein or in any Loan Document:

(A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be,

(B) no such agreement shall amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between the Borrower and the Issuing Bank regarding the Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the Issuing Bank, respectively,

(C) the Administrative Agent and the Borrower may, without the input or consent of the Required Lenders, or any other Lender, effect amendments to this Agreement or any other Loan Document, as may be necessary or appropriate, in the opinion of the Administrative Agent, in connection with the addition or replacement of an Issuing Bank or any increases in an Issuing Bank’s Letter of Credit Commitment; provided that, no such agreement shall adversely alter the rights or duties of the Administrative Agent or the Issuing Banks hereunder without the prior written consent of such Administrative Agent and the applicable affected Issuing Bank, as the case may be,

(D) the Administrative Agent and the Borrower may jointly amend, modify or supplement this Agreement or any other Loan Document to cure or correct administrative errors or omissions, any ambiguity, mistake, typographical error, omission, defect or inconsistency or to effect administrative changes, so long as such amendment, modification or supplement does not materially and adversely affect the rights of any Lender and such amendment shall become effective without any further consent of any other party to such Loan Document,

(E) any waiver, amendment or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time,

(F) if the terms of any waiver, amendment or other modification of this Agreement or any other Loan Document provide that any Class of Loans (together with all accrued interest thereon and all accrued fees payable with respect to the Commitments of such Class) will be repaid or paid in full, and the Commitments of such Class (if any) terminated, as a condition to the effectiveness of such waiver, amendment or other modification, then so long as the Loans of such Class (together with such accrued interest and fees) are in fact repaid or paid in full and such Commitments are in fact terminated, in each case prior to or substantially simultaneously with the effectiveness of such amendment, then such Loans and Commitments shall not be included in the determination of the Required Lenders with respect to such amendment, and

(G) this Agreement may be amended to provide for Incremental Extensions of Credit in the manner contemplated by Section 2.22 and the extension of the Revolving Maturity Date as provided in the definition thereof, in each case without any additional consents.

SECTION 8.03. Expenses; Indemnity; Limitation of Liability. (a) Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the syndication of the credit facilities provided for herein and the preparation of the Loan Documents, (ii) the reasonable fees of counsel to the Administrative Agent in the preparation of the Loan Documents, amendments and waivers to the Loan Documents (and any syndication thereof), (iii) all taxes (other than Excluded Taxes), if any, upon any documents or transactions pursuant hereto, (iv) all expense and costs of collection and enforcement of remedies incurred by the Administrative Agent and Issuing Bank (including without limitation, reasonable fees, charges and disbursements of one primary counsel to the Administrative Agent and one local counsel in each appropriate jurisdiction or otherwise retained with the Borrower’s consent) if default is made in the payment of any obligations under the Loan Documents, and (v) the reasonable fees, charges and disbursements of one primary counsel for the Lenders in connection with collection and enforcement of remedies if default is made in the payment of any obligations under the Loan Documents.

(b) Limitation of Liability. The parties hereto agree that (x) in no event shall the Administrative Agent, any Arranger, any Issuing Bank, any Lender, or any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) or the Borrower or any of its Subsidiaries or any of their respective officers, directors, members, employees, agents, advisors, controlling persons and representatives be liable for any Liabilities arising from, or be responsible for, the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including an Electronic System or otherwise via the Internet), except to the extent they are found by a final, non-appealable judgement of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such party or its officers, directors, employees, agents, advisors, controlling persons or representatives and (y) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for any special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 8.03(b) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 8.03(c), for any such damages asserted by an unaffiliated third party. The Borrower agrees, to the extent permitted by law, to not assert any claims against any Lender-Related Person with respect to any of the foregoing.

(c) Indemnity. The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) from and against any and all Liabilities and reasonable and documented out-of-pocket expenses, joint or several, to which any Indemnitee may become subject:

(i) arising out of or in connection with (A) this Agreement, the Amendment Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (B) the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (C) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (D) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (E) any actual or prospective claim, litigation, investigation, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction relating to any of the foregoing (including in relation to enforcing the terms of the paragraph immediately above and the terms of this paragraph (c)) (each, a “Proceeding”), regardless of whether based in contract, tort or any other theory, whether commenced by the Borrower, any of its Affiliates or any other Person and regardless of whether any Indemnitee is a party thereto and to reimburse each Indemnitee upon demand for any reasonable and documented out-of-pocket legal or other expenses incurred in connection with investigating or defending any of the foregoing, in each case as such expenses are incurred or paid (which legal expenses shall be limited to one firm of counsel for all such Indemnitees, taken as a whole, and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such Indemnitees, taken as a whole, and, solely in the case of an actual or perceived conflict of interest, one additional counsel (and, if necessary, one additional local counsel in each appropriate jurisdiction) to the affected Indemnitees that are similarly situated, taken as a whole); provided that the foregoing indemnity and expense reimbursement will not, as to any Indemnitee, apply to Liabilities or expenses to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction (i) to have resulted from the willful misconduct, bad faith or gross negligence of such Indemnitee or (ii) to have resulted from disputes solely among Indemnitees not involving any act or omission of the Borrower or its Subsidiaries (other than any Proceeding against the Administrative Agent and/or any Arranger solely in its capacity or in fulfilling its role as an Administrative Agent, Arranger, any other agent, a bookrunner or similar role in connection with the Revolving Facility); or

(ii) arising out of, in connection with, or as a result of the failure to pay any Loan or LC Disbursement denominated in a currency, or any interest thereon, in the currency in which such loan was made or applicable Letter of Credit issued, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred by any Lender or any Issuing Bank (A) in liquidating or employing deposits from third parties, or with respect to Commitments made or Obligations undertaken with third parties, to effect or maintain any Loan or Letter of Credit hereunder or any part thereof, (B) in liquidating or closing out any foreign currency contract, and (C) arising from any change in the value of Dollars in relation to any Loan or LC Disbursement made in another currency.

The Borrower agrees to reimburse each of the Administrative Agent, the Arrangers and their respective affiliates upon demand for all reasonable and documented out-of-pocket expenses (including, without limitation, due diligence expenses, syndication expenses, travel expenses and reasonable and documented fees, charges and disbursements of counsel) incurred in connection with the Revolving Facility and any related documentation (including this Agreement) or the administration, amendment, modification or waiver thereof.

Each Arranger, the Administrative Agent, each Lender and each Issuing Bank agrees to notify the Borrower within fifteen (15) Business Days of engaging counsel or incurring any other expense in defense of any claim that might result in an indemnified liability. This Section 8.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(d) Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) or (c) of this Section 8.03 to the Administrative Agent, each Issuing Bank and each Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Party’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e) Demand Obligations. All amounts due under this Section shall be payable not later than thirty days after written demand therefor.

SECTION 8.04. Successors and Assigns. (a) Benefit and Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit)), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders, any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments.

(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that, the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; provided that no consent of the Borrower shall be required for an assignment by a Lender: (1) to one of its own Affiliates; (2) if any Event of Default has occurred and is continuing, to any other Lender; or (3) if an Event of Default under clauses (a), (e) or (f) of Article VI has occurred and is continuing, to any assignee; and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment or Loans to an assignee that is a Lender (other than a Defaulting Lender) with a Commitment or holding a Loan immediately prior to giving effect to such assignment;

(C) each Issuing Bank, in the case of any assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure; and

(D) each Swingline Lender, in the case of any assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its Swingline Exposure.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clauses (a), (e) or (f) of Article VI has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of US$3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 8.04(b), the term “Ineligible Institution” has the following meanings:

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) the Borrower or any of its Affiliates; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than US$25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided, further, that upon the occurrence of an Event of Default, any Person (other than a Lender) shall be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding total Revolving Exposure or Commitments, as the case may be.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 8.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 8.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Sections 2.05(c), 2.06(d) or (e), 2.07(b), 2.20(d) or 8.03(c) or such Lender or assignee is otherwise a Defaulting Lender, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Participations. Any Lender may sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it) without the consent of the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such

Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 8.02(b) that affects such Participant. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) and Proposed Treasury Regulations 1.163-5(b) of the United States Treasury Regulations (or any successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Pledge. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 8.05. Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such

Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.06(d) or 2.06(e). The provisions of Sections 2.17, 2.18, 2.19 and 8.03 and Article VII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 8.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT THE BORROWER, THE ADMINISTRATIVE AGENT, THE SWINGLINE LENDER, EACH ISSUING BANK AND EACH LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, THE OTHER LOAN DOCUMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO THE ADMINISTRATIVE AGENT WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, EXCEPT AS THEY MAY LATER AGREE IN WRITING TO MODIFY IT. This Agreement, the Amendment Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(b) Delivery of an executed counterpart of a signature page of (x) the Amendment Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 8.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf., DocuSign or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf., DocuSign or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf., DocuSign or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf., DocuSign or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 8.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.08. Governing Law.

(a) This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, or any Related Party of any of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the United States District Court of the Southern District of New York and of the State of New York

sitting in New York County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding may be heard and determined, to the fullest extent permitted by applicable law, in such Federal court or in such New York State court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against the Borrower or any of its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 8.11. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 8.12. Maximum Interest Rate. (a) No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the “Contract Rate”) for any obligation under the Loan Documents shall exceed the Maximum Rate, thereby causing the interest accruing on such obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such obligation shall not reduce the rate of interest on such obligation below the Maximum Rate until the aggregate amount of interest accrued on such obligation equals the aggregate amount of interest which would have accrued on such obligation if the Contract Rate for such obligation had at all times been in effect. As used herein, the term “Maximum Rate” means, at any time with respect to any Lender, the maximum rate of nonusurious interest under applicable law that such Lender may charge Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.

(b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the obligations outstanding hereunder, and, if the principal of the obligations outstanding hereunder has been paid in full, any remaining excess shall forthwith be paid to the Borrower.

SECTION 8.13. USA PATRIOT Act. Each Lender that is subject to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent to identify the Borrower in accordance with the Patriot Act.

SECTION 8.14. Recording of Conversations. Each Issuing Bank may electronically record telephone conversations between itself and the Borrower solely for the limited purpose of establishing the terms and conditions regarding each Letter of Credit and each party agrees that such recordings may be submitted in evidence to a court or in a proceeding only when the terms of a Letter of Credit are at issue.

SECTION 8.15. Issuing Bank Funds. Each Issuing Bank agrees that any payments under the Letters of Credit issued by it will be made with the Issuing Bank’s own funds and not with funds of the Borrower; in no event shall any such payment be made from or in reliance upon funds of any other Person. The Borrower’s reimbursement obligations under Section 2.06(e) shall not arise with respect to a Letter of Credit until payment has actually been made by the Issuing Bank in connection with the drawing or demand for payment under the Letter of Credit.

SECTION 8.16. Payment of Agreed Currency. This is a loan transaction in which the specification of the applicable Agreed Currency is of the essence, and the stipulated currency shall in each instance be the currency of account and payment in all instances. A payment obligation in one currency hereunder (the “Original Currency”) shall not be discharged by an amount paid in another currency (the “Other Currency”), whether pursuant to any judgment expressed in or converted into any Other Currency or in another place except to the extent that such tender or recovery results in the effective receipt by a party hereto of the full amount of the Original Currency payable to such party. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent, any Issuing Bank or any Lender under any Loan Document (in this Section 8.16 called an “Entitled Person”) shall be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum due hereunder in the Other Currency such Entitled Person may in accordance with normal banking procedures purchase the Original Currency with the amount of the Other Currency; and the Borrower, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Original Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Original Currency hereunder exceeds the amount of the Other Currency so purchased.

SECTION 8.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion powers of the applicable Resolution Authority.

SECTION 8.18. Amendment and Restatement. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement and as such, except for the Indebtedness and other than obligations provided for in the Existing Credit Agreement (which Indebtedness and obligations shall survive and be renewed and restated by the terms of this Agreement), all terms and provisions of this Agreement supersede in their entirety the terms and provisions of the Existing Credit Agreement in its entirety. This Agreement is not intended as and shall not be construed as a release or novation of any obligation. Any commitment of any Lender that it has to the Borrower under the terms of any other letter of credit reimbursement agreement in effect on the Effective Date is not terminated and shall continue in accordance with the terms of the applicable reimbursement agreement.

SECTION 8.19. No Fiduciary Duty, etc. The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.

The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

SECTION 8.20. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan

Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Remainder of Page Intentionally Left Blank]

SCHEDULE 1.01

TO

LEGGETT & PLATT, INCORPORATED

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

EXISTING LETTERS OF CREDIT

NONE

SCHEDULE 2.01

TO

LEGGETT & PLATT, INCORPORATED

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

COMMITMENTS

Lender	Revolving Commitment
JPMorgan Chase Bank, N.A.	$155,000,000.00
Wells Fargo Bank, National Association	$130,000,000.00
U.S. Bank National Association	$130,000,000.00
MUFG Bank, Ltd.	$130,000,000.00
Bank of America, N.A.	$130,000,000.00
PNC Bank, National Association	$105,000,000.00
Truist Bank	$105,000,000.00
BMO Harris Bank, N.A.	$75,000,000.00
The Toronto Dominion Bank	$75,000,000.00
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$75,000,000.00
Svenska Handelsbanken AB (PUBL) New York Branch	$45,000,000.00
Arvest Bank	$45,000,000.00
Total	$1,200,000,000.00

SCHEDULE 2.01A

TO

LEGGETT & PLATT, INCORPORATED

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

LETTER OF CREDIT COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, N.A.	$29,000,000.00
Wells Fargo Bank, National Association	$24,000,000.00
U.S. Bank National Association	$24,000,000.00
MUFG Bank, Ltd.	$24,000,000.00
Bank of America, N.A.	$24,000,000.00
Total	$125,000,000.00

SCHEDULE 5.03

TO

LEGGETT & PLATT, INCORPORATED

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

BORROWER’S WEBSITE

http://www.leggett.com

EXHIBIT A

TO

LEGGETT & PLATT, INCORPORATED

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

ASSIGNMENT AND ASSUMPTION

Exhibit A, Cover Page

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Letters of Credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:
[and is an Affiliate of [identify Lender]1]

3. Borrower(s):	Leggett & Platt, Incorporated

4. Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement:	The $1,200,000,000 Fourth Amended and Restated Credit Agreement dated as of September 30, 2021 among Leggett & Platt, Incorporated, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

[1]	Select as applicable.

ASSIGNMENT AND ASSUMPTION, Page 1

6. Assigned Interest:

Aggregate Amount of Revolving Commitments/Revolving Loans for all Lenders	Amount of Revolving Commitments/ Revolving Loans Assigned	Percentage Assigned of Revolving Commitments/Revolving Loans[2]
$	$	$

Aggregate Amount of Competitive Loans of Assignor	Amount of Competitive Loans Assigned	Percentage Assigned of Competitive Loans[3]
$	$	$

Aggregate Amount of Incremental Term Loan Commitments / Incremental Term Loans for all Lenders	Amount of Incremental Term Loan Commitments / Incremental Term Loans Assigned	Percentage Assigned of Incremental Term Loan Commitments / Incremental Term Loans[4]
$	$	$

Effective Date: , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

[2]	Set forth, to at least 9 decimals, as a percentage of the Revolving Commitments/Revolving Loans of all Lenders thereunder.
[3]	Set forth, to at least 9 decimals, as a percentage of the Competitive Loans of the Assignor.
[4]	Set forth, to at least 9 decimals, as a percentage of the Incremental Term Loan commitments / Incremental Term Loans of all Lenders thereunder.

ASSIGNMENT AND ASSUMPTION, Page 2

By:
Name:
Title:

ASSIGNMENT AND ASSUMPTION, Page 3

[Consented to and][5] Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Name:
Title:

[Consented to:][6]

Leggett & Platt, Incorporated

By:
Name:
Title:

[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[6]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ASSIGNMENT AND ASSUMPTION, Page 4

ANNEX 1

Leggett & Platt, Incorporated

Fourth Amended and Restated Credit Agreement

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.03 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any arranger, or any other Lender and their respective Related Parties, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any arranger, the Assignor or any other Lender or their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

STANDARD TERMS AND CONDITIONS TO THE ASSIGNMENT AND ASSUMPTION, Page 1

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

STANDARD TERMS AND CONDITIONS TO THE ASSIGNMENT AND ASSUMPTION, Page 2

EXHIBIT B

TO

LEGGETT & PLATT, INCORPORATED

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

RESERVED

EXHIBIT B, Page 1

EXHIBIT C

TO

LEGGETT & PLATT, INCORPORATED

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

RESERVED

EXHIBIT C, Cover Page

EXHIBIT D-1

To

LEGGETT & PLATT, INCORPORATED

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of September 30, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Leggett & Platt, Incorporated, a Missouri corporation (the “Borrower”), each of the banks or other lending institutions which is a signatory hereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.19(f)(2)(B) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                 , 20[     ]

EXHIBIT D-2

TO

LEGGETT & PLATT, INCORPORATED

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of September 30, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Leggett & Platt, Incorporated, a Missouri corporation (the “Borrower”), each of the banks or other lending institutions which is a signatory hereto (the “Lenders”), JPMorgan Chase Bank, N.A., as agent for itself and the other Lenders.

Pursuant to the provisions of Section 2.19(f)(2)(B) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                 , 20[     ]

EXHIBIT D-3

TO

LEGGETT & PLATT, INCORPORATED

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of September 30, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Leggett & Platt, Incorporated, a Missouri corporation (the “Borrower”), each of the banks or other lending institutions which is a signatory hereto (the “Lenders”), JPMorgan Chase Bank, N.A., as agent for itself and the other Lenders.

Pursuant to the provisions of Section 2.19(f)(2)(B) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by a withholding statement together with an IRS Form W-8BEN-E or IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                 , 20[     ]

EXHIBIT D-4

TO

LEGGETT & PLATT, INCORPORATED

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of September 30, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Leggett & Platt, Incorporated, a Missouri corporation (the “Borrower”), each of the banks or other lending institutions which is a signatory hereto (the “Lenders”), JPMorgan Chase Bank, N.A., as agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.19(f)(2)(B) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by a withholding statement together with an IRS Form W-8BEN-E or IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                 , 20[     ]

EXHIBIT E

TO

LEGGETT & PLATT, INCORPORATED

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

RESERVED

EXHIBIT F

TO

LEGGETT & PLATT, INCORPORATED

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

[FORM OF]

SOLVENCY CERTIFICATE

[FORM OF]

SOLVENCY CERTIFICATE

This Certificate (this “Certificate”) is being delivered pursuant to Section 5(g) of the Amendment Agreement, dated as of September 30, 2021 (the “Amendment”), relating to the Third Amended And Restated Credit Agreement dated as of December 12, 2018 (as amended by Amendment No. 1 dated May 6, 2020, and as further amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among Leggett & Platt, Incorporated, a Missouri corporation (the “Company”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, pursuant to which the Existing Credit Agreement is thereby amended and restated (as so amended and restated, the “Amended and Restated Credit Agreement”). Unless otherwise defined herein, terms used herein have the meanings provided in the Amended and Restated Credit Agreement.

The undersigned hereby certifies that [he][she] is the Chief Financial Officer of the Company and that [he][she] is knowledgeable of the financial and accounting matters of the Company and its Subsidiaries and that, as such, [he][she] is authorized to execute and deliver this Certificate on behalf of the Company.

The undersigned hereby further certifies, solely in [his][her] capacity as Chief Financial Officer of the Company and not in an individual capacity and without personal liability, that, on the date hereof, immediately after giving effect to the Transactions to occur on the Effective Date:

1. The fair value of the assets of the Company and its Subsidiaries (on a going concern basis), on a consolidated basis, will exceed their debts and liabilities, subordinated, contingent or otherwise.

2. The present fair saleable value of the property of the Company and its Subsidiaries (on a going concern basis), on a consolidated basis, will be greater than the amount that will be required to pay the probable liabilities on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured.

3. The Company and its Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

4. The Company and its Subsidiaries, on a consolidated basis, will not have an unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and proposed to be conducted following the date hereof.

In computing the amount of the contingent liabilities of the Company and its Subsidiaries as of the date hereof, such liabilities have been computed at the amount that, in light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

LEGGETT & PLATT, INCORPORATED,

By:
Name:
Title: